                                                                  EXHIBIT 10.35


                                      LEASE

                                  KILROY REALTY

                                SORRENTO GATEWAY

                                   BUILDING B










                              KR-GATEWAY PARTNERS,


                      a Delaware limited liability company,

                                  as Landlord,

                                       and

                              DIVERSA CORPORATION,

                             a Delaware corporation,

                                   as Tenant.

                                TABLE OF CONTENTS
                                -----------------
                                                                          Page
                                                                          ----

ARTICLE 1       PREMISES, BUILDING, PROJECT, AND COMMON AREAS...........    5
ARTICLE 2       INITIAL LEASE TERM; OPTION TERM.........................    6
ARTICLE 3       BASE RENT...............................................   10
ARTICLE 4       ADDITIONAL RENT.........................................   10
ARTICLE 5       USE OF PREMISES.........................................   19
ARTICLE 6       SERVICES AND UTILITIES..................................   19
ARTICLE 7       REPAIRS.................................................   20
ARTICLE 8       ADDITIONS AND ALTERATIONS...............................   22
ARTICLE 9       COVENANT AGAINST LIENS..................................   24
ARTICLE 10      INSURANCE...............................................   24
ARTICLE 11      DAMAGE AND DESTRUCTION..................................   27
ARTICLE 12      NONWAIVER...............................................   29
ARTICLE 13      CONDEMNATION............................................   30
ARTICLE 14      ASSIGNMENT AND SUBLETTING...............................   30
ARTICLE 15      SURRENDER OF PREMISES; OWNERSHIP AND
                REMOVAL OF TRADE FIXTURES...............................   35
ARTICLE 16      HOLDING OVER............................................   36
ARTICLE 17      ESTOPPEL CERTIFICATES...................................   37
ARTICLE 18      SUBORDINATION...........................................   37
ARTICLE 19      DEFAULTS; REMEDIES......................................   38
ARTICLE 20      COVENANT OF QUIET ENJOYMENT.............................   41
ARTICLE 21      SECURITY DEPOSIT; LETTER OF CREDIT......................   41
ARTICLE 22      TELECOMMUNICATIONS EQUIPMENT............................   44
ARTICLE 23      SIGNS...................................................   45
ARTICLE 24      COMPLIANCE WITH LAW.....................................   47
ARTICLE 25      LATE CHARGES............................................   47
ARTICLE 26      LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT....   48
ARTICLE 27      ENTRY BY LANDLORD.......................................   48
ARTICLE 28      TENANT PARKING..........................................   49
ARTICLE 29      MISCELLANEOUS PROVISIONS................................   49



                                      (i)

                                      INDEX
                                      -----

                                                                Page(s)
                                                                -------
Accountant......................................................   18
Additional Rent.................................................   11
Advocate Arbitrators............................................    9
Affiliate.......................................................   35
Alterations.....................................................   22
Anticipated LC Date.............................................    7
Award...........................................................    9
Bank Prime Loan.................................................   47
Base Building...................................................   22
Base Rent.......................................................   10
BOMA............................................................    6
Brokers.........................................................   54
BS Exception....................................................   21
Builder's All Risk..............................................   23
Building Monument Sign..........................................   45
Building Signage................................................   45
Building Structure..............................................   20
Building Systems................................................   21
CC&Rs...........................................................   19
CGCC............................................................   35
Comparable Area.................................................    8
Comparable Buildings............................................    8
Comparable Deals................................................    7
Comparable Term.................................................    8
Cosmetic Alterations............................................   22
Direct Expenses.................................................   11
Environmental Laws..............................................   56
Estimate........................................................   17
Estimate Statement..............................................   17
Estimated Direct Expenses.......................................   17
Excess..........................................................   17
Exclusive Negotiation Period....................................   58
Exercise Notice.................................................    8
Expense Year....................................................   11
First Offer Notice..............................................   57
Force Majeure...................................................   52
Hazardous Material(s)...........................................   56
Holdover Notice.................................................   36
HVAC............................................................   20
Landlord........................................................    1
Landlord Parties................................................   24
Landlord Repair Notice..........................................   27
Landlord Response Date..........................................    8
Landlord Response Notice........................................    8



                                      (ii)

Landlord's Option Rent Calculation..............................    8
L-C.............................................................   41
L-C Amount......................................................   41
L-C Security Deposit............................................   43
Lease...........................................................    1
Lease Commencement Date.........................................    6
Lease Expiration Date...........................................    6
Lease Term......................................................    6
Lease Year......................................................    6
Lines...........................................................   55
Mail............................................................   52
Market Rent.....................................................    7
Net Worth.......................................................   35
Neutral Arbitrator..............................................    9
Nondisturbance Agreement........................................   37
Notices.........................................................   52
Objectionable Name..............................................   46
Operating Expenses..............................................   11
Option Rent.....................................................    7
Option Term.....................................................    7
Option Term TI Allowance........................................    8
Original Improvements...........................................   26
Other Improvements..............................................   57
Outside Agreement Date..........................................    9
PCA.............................................................    6
Permitted Holdover Term.........................................   36
Premises........................................................    5
Proposition 13..................................................   15
Rent Concessions................................................    8
Rent............................................................   11
Sign Specifications.............................................   45
Statement.......................................................   17
Subject Space...................................................   31
Summary.........................................................    1
Tax Expenses....................................................   15
TCCs............................................................    5
Telecommunications Equipment....................................   44
Tenant..........................................................    1
Tenant Parties..................................................   25
Tenant Work Letter..............................................    5
Tenant's Option Rent Calculation................................    8
Tenant's Share..................................................   16
Tenant's Signage................................................   45
Tolling Notice..................................................    7
Tolling Payment.................................................    7


                                     (iii)

Transfer........................................................   34
Transfer Notice.................................................   31
Transfer Premium................................................   33
Transferee......................................................   31
Transfers.......................................................   31





                                      (iv)

                                SORRENTO GATEWAY
                                ----------------

                                      LEASE
                                      -----

     This Lease (the "LEASE"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between KR-GATEWAY PARTNERS, LLC, a Delaware limited liability company ("LANDLORD"), and DIVERSA CORPORATION, a Delaware corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION

                       ----------------------------------

     TERMS OF LEASE                                               DESCRIPTION
----------------------------------------------   -----------------------------------------------
1.   Date:                                       February 11, 2000

2.   Premises

     2.1  Building:                              That certain two (2) story building to be
                                                 located on lot 4 of the "Project," which
                                                 building shall contain approximately 60,060
                                                 rentable square feet of space, and shall be
                                                 commonly referred to in Project as "BUILDING
                                                 B", as indicated on the Project Site Plan
                                                 attached to the Lease as EXHIBIT A, and
                                                 referred to herein as the "BUILDING."

     2.2  Premises:                              All of the approximately 60,060 rentable feet
                                                 of space located the Building, as further set
                                                 forth in EXHIBIT A to the Lease.

     2.3  Project:                               The Building is part of an office project
                                                 known as "SORRENTO GATEWAY", as further set
                                                 forth in Section 1.1.2 of this Lease.

3.   Lease Term
     (Article 2).

     3.1  Length of Term:                        Fifteen (15) years and no (0) months.

     3.2  Lease Commencement Date:
                                                 The earlier to occur of (i) the
                                                 date upon which Tenant first
                                                 commences to conduct business
                                                 in the Premises and (ii) the
                                                 date upon which the Premises
                                                 are Ready for Occupancy, which
                                                 is anticipated to be November
                                                 15, 2001, subject to extension
                                                 pursuant to Section 2.1 of this
                                                 Lease.

3.3  Lease Expiration Date:                      The date immediately preceding the 15th
                                                 anniversary of the Lease Commencement Date.

4.  Base Rent (Article 3):



                                                                                       Monthly
                                                            Monthly                 Rental Rate
                                 Annual                   Installment              per Rentable
     Lease Year                Base Rent                  of Base Rent               Square Foot
--------------------   --------------------------   ------------------------   -----------------------
       1 - 2                $1,715,313.60                $142,942.80                   $2.3800
       3 - 4                $1,835,385.55                $152,948.80                   $2.5466
       5 - 6                $1,963,862.54                $163,655.21                   $2.7249
       7 - 8                $2,101,362.22                $175,113.52                   $2.9156
       9 - 10               $2,248,424.42                $187,368.70                   $3.1197
      11 - 12               $2,405,820.30                $200,485.02                   $3.3381
      13 - 14               $2,574,243.91                $214,520.33                   $3.5717
         15                 $2,754,389.32                $229,532.44                   $3.8217

To the extent Tenant reduces the amount of the Tenant and Core Improvement Allowance pursuant to Section 2 of the Tenant Work Letter, for each $1.00 per Rentable Square Foot of such reduction (up to a cumulative reduction of $10.00 per Rentable Square Foot of the Premises), the Monthly Rental Rate per Rentable Square Foot attributable to the Premises shall be lowered by $0.01 (and the corresponding amounts of Monthly Installment of Base Rent and Annual Base Rent shall be reduced accordingly and the Base Rent for all 15 years recalculated, based on a 7% increase on the first day of the 3rd, 5th, 7th, 9th, 11th, 13th, and 15th Lease Years). To the extent Tenant elects to increase the amount of the Tenant and Core Improvement Allowance pursuant to Section 2 of the Tenant Work Letter, for each $1.00 per Rentable Square Foot of such increase (up to a cumulative increase of $10.00 per Rentable Square Foot of the Premises), the Monthly Rental Rate per Rentable Square Foot attributable to the Premises shall be increased by $0.01 (and the corresponding amounts of Monthly Installment of Base Rent and Annual Base Rent shall be increased accordingly and the Base Rent for all 15 years recalculated, based on a 7% increase on the first day of the 3rd, 5th, 7th, 9th, 11th, 13th, and 15th Lease Years).

5.  Intentionally Omitted
     (Article 4):

6.  Tenant's Project Share                          Approximately nine and 19/100 Percent (9.19%).
     (Article 4):

7.  Permitted Use                                   Tenant shall use the Premises solely for general
     (Article 5):                                   office, research and development, labs, and any
                                                    other legally permitted use pursuant to the MIB
                                                    zoning and Sorrento Gateway P.I.D. applicable to
                                                    the Building.


8.  Security Deposit                                Tenant shall fund a letter of credit in an
     (Article 21):                                  initial amount of either (i) $1,715,313.60,
                                                    (ii) $3,430,627.20 or (iii) $5,145,940.80 (which
                                                    amounts equal 12, 24, and 36 months of the initial
                                                    Monthly Installment of Base Rent, respectively),
                                                    depending upon Tenants financial condition as more
                                                    particularly set forth in Article 21, and subject
                                                    to reductions and/or reinstatements pursuant to
                                                    the provisions of Article 21. Such amounts shall be
                                                    recalculated in the event the amount of Base Rent is
                                                    adjusted as provided in Paragraph 4 of this Summary,
                                                    and Article 3 of the Lease.

9.  Parking Pass Ratio                              Tenant shall have the exclusive right to use the
     (Article 28):                                  Building parking area to be constructed along
                                                    with the construction of the Building, in the location
                                                    and with the number of spaces indicated on the
                                                    Project Site Plan attached hereto as Exhibit A-1, and
                                                    as more specifically set forth in Article 28. Such
                                                    parking shall be provided at no charge to Tenant.

10.  Address of Tenant                              Diversa Corporation
     (Section 29.18):                               10665 Sorrento Valley Road
                                                    San Diego, California  92121
                                                    Attention:  Mr. Pat Simms,
                                                                Vice President of Operations
                                                    (Prior to Lease Commencement Date)

     and                                            at the Premises to the
                                                    attention of Mr. Pat Simms
                                                    (After Lease Commencement Date)

                                                    with a copy to:

                                                    Cooley Godward LLP
                                                    One Maritime Plaza, 20th Floor
                                                    San Francisco, California  94111
                                                    Attention:  Elizabeth A. Willes, Esq.

11.  Address of Landlord                            See Section 29.18 of the Lease.
     (Section 29.18):


12.  Broker(s)
     (Section 29.24):                               Mr. Shaun Burnett
                                                    Senior Vice President
                                                    The Irving Hughes Group
                                                    501 West Broadway, Suite 2020
                                                    San Diego, California  92101

                                                    and

                                                    Brian Driscoll
                                                    Colliers International
                                                    4660 LaJolla Village Drive, Suite 200
                                                    San Diego, California  92121

13.  Tenant and Core Improvement Allowance          $110.00 per Rentable Square Foot of the Premises
     (Section 2 of EXHIBIT B):                      ($6,606,600.00 based on 60,060 Rentable Square
                                                    Feet of Space), subject to decrease (with a maximum of
                                                    $120.00 and a minimum of $100.00) pursuant to Section
                                                    2 of the Tenant Work Letter.

                                   ARTICLE 1
                                   ---------

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS
                  ---------------------------------------------

     1.1   PREMISES, BUILDING, PROJECT AND COMMON AREAS.
           ---------------------------------------------

           1.1.1  THE PREMISES. Landlord hereby leases to Tenant and Tenant
                  ------------
hereby leases from Landlord the premises which are to be constructed by Landlord in accordance with the Tenant Work Letter which premises shall contain the approximate number of square feet set forth in Section 2.2 of the Summary (the "PREMISES"). The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCS") herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCC's by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the
                                              ---------
approximate location of the "BUILDING," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "COMMON AREAS," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "PROJECT," as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as EXHIBIT B (the "TENANT WORK LETTER"), Landlord shall not be
                   ---------
obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises when the Premises are Ready for Occupancy, by Tenant shall conclusively establish that the Premises is at such time in good and sanitary order, condition and repair, subject only to punchlist items and Landlord's obligations set forth in Article 7 of this Lease, including, without limitation, Landlord's obligation to maintain in accordance with Section 7.1 the "Building Structure" as that term is defined in Section 7.1 of this Lease.

           1.1.2  THE BUILDING AND THE PROJECT. The Premises consist of all of
                  ----------------------------
that certain two (2)-story building set forth in Section 2.1 of the Summary (the "BUILDING"). The Building is part of an office project known as "SORRENTO GATEWAY." The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Common Areas as shown on the Project Site Plan attached hereto as Exhibit A-1, (ii) the land (which is to be improved with landscaping, and other improvements) upon which the Building and the Common Areas are located and which is known as "LOT 4", and (iii) the other buildings to be located adjacent to the Building and the land (commonly known as Lots 1 through 3, and 5 through 9) upon which such adjacent buildings are to be located after completion of construction of such buildings.

           1.1.3  COMMON AREAS. Tenant shall have the non-exclusive right to
                  ------------
use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The Common Areas shall consist of the portion of the Project reasonably designated as such by Landlord; provided, however, such Common Areas shall not include building common areas within the buildings to be built within the Project. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time as provided in Section 5.2 of this Lease, provided that Landlord shall at all times maintain and operate the Common Areas in a first-class manner consistent with the "Comparable Buildings, as such term is defined in Section 1.5.2 of this Lease. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, as long as such changes do not change the nature of the Project to something other than a first-class building project or materially, adversely effect Tenant's use of the Premises for the Permitted Use, as set forth in Section 7 of the Summary, Tenant's ingress to or egress from the Project, Building, the Premises or the parking areas servicing the same, or reduce the parking area available for use by Tenant. Except when and where Tenant's right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by law, or (iii) a specific provision set forth in this Lease, Tenant shall have, throughout the Lease Term, the right of ingress and egress to the Premises, the Building and the Building parking areas twenty-four (24) hours per day, seven (7) days per week.

     1.2  VERIFICATION OF RENTABLE SQUARE FEET OF PREMISES AND BUILDING. For
          -------------------------------------------------------------
purposes of this Lease, "rentable square feet" and "usable square feet" shall be calculated pursuant to Standard Method of Measuring Floor Area in Office Building, ANSI Z65.1 - 1996 ("BOMA") for single tenant buildings. Within thirty
(30) days after the Lease Commencement Date, Pacific Cornerstone Architects ("PCA") shall measure the rentable and usable square feet of the Premises. The determination of PCA shall be conclusive and binding upon the parties. In the event that PCA determines that the amounts thereof shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the "RENT" and any "SECURITY DEPOSIT," as those terms are defined in Section 4.1 and Article 21 of this Lease, respectively) shall be
               ------------    ----------
modified in accordance with such determination. If such determination is made by PCA as set forth above, it will be confirmed in writing by Landlord to Tenant.


                                   ARTICLE 2
                                   ---------

                         INITIAL LEASE TERM; OPTION TERM
                         -------------------------------

     2.1  Initial Lease Term. The TCC's of this Lease shall be effective as of
          ------------------
the date of this Lease. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in
Section 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate
-----------
on the date set forth in Section 3.3 of the Summary (the "LEASE EXPIRATION
                         -----------
DATE") unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve
(12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in EXHIBIT C, attached
                                                       ---------
hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof. Notwithstanding the anticipated Lease Commencement Date set forth in
Section 3.3 of the Summary (the "ANTICIPATED LC DATE"), Tenant may toll such Anticipated LC Date in one (1) month increments, up to a maximum extension of six (6) months, by delivering the following to Landlord on or before the date which is twelve (12) months prior to the then- existing Anticipated LC Date, as previously extended: (i) written notice (a "TOLLING NOTICE") to Landlord setting forth that Tenant is thereby extending the Anticipated LC Date by one (1) or more months (up to the cumulative total of six (6) months), and (ii) concurrently with such Tolling Notice, a payment ("TOLLING PAYMENT") in an amount equal to $20,000 for each month so extended by such Tolling Notice. Notwithstanding the foregoing, Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of Building B to Tenant on the scheduled Anticipated LC Date, except as specifically set forth in this Lease and Section 5.4 of the Tenant Work Letter.

     2.2  OPTION TERM.
          -----------

          2.2.1  OPTION RIGHT. Landlord hereby grants the Original Tenant and
                 ------------
its Affiliates two (2) five (5)-year options (each, an
"OPTION TERM") to extend the Lease Term for the entire Premises. Such option(s) shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, Tenant is not in Default under this Lease. Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease term, Tenant is not in Default under this Lease, the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant and its
        -----------
Affiliate (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Original Tenant and/or its Affiliate is in possession of the entire Premises.

           2.2.2  OPTION RENT. The Rent payable by Tenant during each Option
                  -----------
Term (the "OPTION RENT") shall be equal to the Market Rent; provided, however, that the average annual, effective (including free rent, if applicable, spread on a straight line basis) base rent component of Market Rent, shall not be lower than the Base Rent for the month immediately preceding such Option Term.

For purposes of this Lease, the term "MARKET RENT" shall mean the base rent, which shall be adjusted to reflect a "triple net" transaction, including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the prior twenty-four (24) months, leasing non-sublease, non-encumbered, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of "fair market" comparable to the definition of Market Rent) comparable in size, location and quality to the Building for a "Comparable Term," as that term is defined in this
Section 2.2.2 (the "COMPARABLE DEALS"), which comparable space is located in the
-------------
"Comparable Buildings," as that term is defined in this Section 2.2.2, giving
                                                        -------------
appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as Tenant's direct utility payments provided for in Section 6.1 of this Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the "RENT CONCESSIONS"): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Building, such value to be based upon the age, quality and layout of the improvements, and (c) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (x) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions, and (y) any period of rental abatement, if any, granted to tenants in Comparable Deals in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The term "COMPARABLE TERM" shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. If in determining the Market Rent for an Option Term, Tenant would, pursuant to the Comparable Deals and the Rent Concessions set forth therein, otherwise be entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the "OPTION TERM TI ALLOWANCE"), Tenant shall not be entitled to, and shall not be compelled, to receive such Option Term TI Allowance, and Landlord shall reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive any Option Term TI Allowance. The term "COMPARABLE BUILDINGS" shall mean other lab buildings in the Project, and other first-class lab buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities, size and appearance, and are located in the Sorrento Mesa, University Towne Center and Torrey Pines areas (the "COMPARABLE AREA").

           2.2.3 EXERCISE OF OPTION. The option contained in this Section 2.2
                 ------------------                               -----------
shall be exercised by Tenant, if at all, only in the manner set forth in this
Section 2.2.3. Tenant shall deliver notice (the "EXERCISE NOTICE") to Landlord
-------------
not more than fifteen (15) months nor less than nine (9) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord Tenant's calculation of the Market Rent (the "TENANT'S OPTION RENT CALCULATION"). Landlord shall deliver notice (the "LANDLORD RESPONSE NOTICE") to Tenant on or before the later to occur of (i) the date which is thirty (30) days after Landlord's receipt of the Exercise Notice and Tenant's Option Rent Calculation, or (ii) the date which is nine (9) months prior to the expiration of the then Lease Term (the "LANDLORD RESPONSE DATE"), stating that (A) Landlord is accepting Tenant's Option Rent Calculation as the Market Rent, or (B) rejecting Tenant's Option Rent Calculation and setting forth Landlord's calculation of the Market Rent (the "LANDLORD'S OPTION RENT CALCULATION"). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord's Option

Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord's Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.
   -------------

           2.2.4 DETERMINATION OF MARKET RENT. In the event Tenant objects or is
                 ----------------------------
deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant's objection or deemed objection to the Landlord's Option Rent Calculation (the (the "Outside Agreement Date"), then (i) in connection with the Option Rent, Landlord's Option Rent Calculation and Tenant's Option Rent Calculation, each as previously delivered to the other party, shall be submitted to the arbitrators pursuant to the TCCs of this Section 2.2.4, and (ii) in connection with any other contested calculation of Market Rent, the parties shall each make a separate determination of the Market Rent and shall submit the same to the arbitrators pursuant to the TCCs of this Section 2.2.4. The submittals shall be made concurrently with the selection of the arbitrators pursuant to this Section
                                                                         -------
2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1
-----                                                          ---------------
through 2.2.4.7 of this Lease, but subject to the conditions, when appropriate,
---------------
of Section 2.2.3.
   -------------

                  2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class office properties in the Comparable Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 1.5.2 of this
                                                     --------------
Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed ("ADVOCATE ARBITRATORS").

                  2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator agree upon and appoint a third arbitrator ("NEUTRAL ARBITRATOR") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Landlord or Tenant or either party's Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

                  2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the Neutral Arbitrator reach a decision as to Market Rent and determine whether the Landlord's or Tenant's determination of Market Rent as submitted pursuant to Section 2.2.4.1 and Section 2.2.3 of this Lease is closest
                      ---------------     -------------
to Market Rent as determined by the arbitrators and simultaneously publish a ruling ("AWARD") indicating whether Landlord's or Tenant's submitted Market Rent is closest to the Market Rent as determined by the arbitrators. Following notification of the Award, the Landlord's or Tenant's submitted Market Rent determination, whichever is selected by the arbitrators as being closest to Market Rent shall become the then applicable Market Rent. 2.2.4.4 The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                  2.2.4.5 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act,
            ---------------
either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

                  2.2.4.6 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or
                                   ---------------
she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.


                  2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

                                    ARTICLE 3
                                    ---------

                                    BASE RENT
                                    ---------

     Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                   ARTICLE 4
                                   ---------

                                 ADDITIONAL RENT
                                 ---------------

     4.1 GENERAL TERMS. In addition to paying the Base Rent specified in
         -------------
Article 3 of this Lease, Tenant shall pay "TENANT'S SHARE" of the annual "DIRECT
---------
EXPENSES," as those terms are
defined in Sections 4.2.6 and 4.2.2 of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCC's of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are herein collectively referred to as "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term. Landlord and Tenant understand and agree that this Lease is a "Triple Net" Lease. Tenant recognizes and acknowledges, without limiting the generality of any other TCC's of this Lease, that it is the intent of the parties hereto that the Base Rent provided to be paid by Tenant to Landlord shall be net to Landlord, and any and all expenses incurred in connection with the Premises, the Building and a pro-rata portion of the Common Areas, or in connection with the operations thereof, include any and all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the Premise and the Project and all buildings, structures, permanent fixtures and other improvements comprised therein, together with the appurtenances thereto, shall be paid by Tenant in addition to the Base Rent specified in this Lease.

     4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this
         ----------------------------------------------------
Article 4, the following terms shall have the meanings hereinafter set forth:

         4.2.1 INTENTIONALLY OMITTED.

         4.2.2 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

         4.2.3 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

         4.2.4 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, except as specifically set forth below to the contrary. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees

(which management fee shall equal two percent (2%) of the Base Rent due under this Lease), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) intentionally omitted; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project at the property manager level or below; (ix) costs under any recorded instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of security and other services, and fixtures in common areas, maintenance and replacement of curbs and walkways, and repair to the Building roof membrane; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition or are replacements or modifications of the "Building Structure," as that term is set forth in Section 7.1 of this Lease, or (D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized with interest over its useful life, as reasonably determined by Landlord pursuant to sound real estate accounting and management principles, consistently applied; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in
Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building.

     Notwithstanding anything in this Section 4.2.4 to the contrary, for purposes of this Lease, Operating Expenses shall not, however, include the following:

          (A) all costs relating to the maintenance and repair of the following structural items: (i) the foundation slab structure under the Building (ii) exterior wall structure of the Building, and (iii) the roof structure of the Building (excluding the membrane).

          (B) marketing costs, costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with prospective tenants or other occupants of the Project;

          (C) except as otherwise specifically provided in Section 4.2.4(xiii) above, costs incurred by Landlord in the repairs, capital additions, alterations or replacements made or incurred to rectify or correct defects in design, materials or workmanship in connection with the Base Building portions of the Project;

          (D) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for prospective tenants or vacant rentable space;

          (E) cost of utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision identical or substantially similar to the provisions set forth in this Lease);

          (F) except as otherwise specifically provided in this Section 4.2.4, costs incurred by Landlord for capital repairs, improvements, equipment and alterations to the Project which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied;

          (G) costs incurred due to the violation by Landlord or any licensee of the TCC's of any lease or license of space in the Project;

          (H) costs of general overhead and general administrative expenses, not including management fees and building office expenses which are included in operating expenses by landlords of Comparable Buildings;

          (I) costs of any compensation and employee benefits paid to clerks, attendants or other persons in a commercial concession operated by Landlord;

          (J) marketing costs, legal fees, space planner's fees, and advertising and promotional expenses and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project;

          (K) costs of electrical power for which Tenant directly contracts with and pays a local public service company

          (L) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

          (M) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses);

          (N) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

          (O) interest, charges and fees incurred on debt, payments on mortgages and amounts paid as ground rental for the real property underlying the Project by the Landlord;

          (P) costs for sculpture, paintings, fountains or other objects of art, other than those incurred in ordinary maintenance and repair;

          (Q) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

          (R) costs arising from Landlord's charitable or political contributions;

          (S) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

          (T) any costs covered by any warranty, rebate, guarantee or service contract which are actually collected by Landlord (which shall not prohibit Landlord from passing through the costs of any such service contract if otherwise includable in Operating Expenses);

          (U) interest, late charges and tax penalties incurred as a result of Landlord's gross negligence, inability or unwillingness to make payments or file returns when due;

          (V) all items and services for which Tenant reimburses Landlord;

          (W) any costs included as a Tax Expense pursuant to Section 4.2.5 below;

          (X) any expense resulting from the gross negligence of Landlord, its agents, contractors or employees, or, to the extent landlord is entitled to reimbursement for such costs, to remedy damage caused by or resulting from the gross negligence of any licensees in the Project, including their agents, contractors and employees;

          (Y) reserves for anticipated future expenses;

          (Z) costs or repairs or other work occasioned by fire, casualty or other risk covered by insurance maintained (or obligated to be maintained pursuant to Article 10 of this Lease) by Landlord;

          (AA) costs, fines, or fees incurred by Landlord due to Landlord's violations of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority;

          (BB) any costs representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

          (CC) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital item which is specifically excluded in this Lease (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

          (DD) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building;

          (EE) costs of development or initial construction within the Project (including, without limitation, such initial development or initial construction costs incurred to comply with any now-existing CC&Rs, development permits, design permit or use permit currently issued for the Project);

          (FF) reserves for depreciation, amortization and other expenses;

          (GG) costs occasioned by the active negligence or willful misconduct of Landlord or any other occupant of the Project or violations of applicable law by Landlord or any such occupant of the Project;

          (HH) deductibles payable under any earthquake insurance.

          4.2.5 TAXES.
                -----

                4.2.5.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Notwithstanding anything to the contrary set forth in this Section 4.2.5, Tax Expenses shall specifically exclude bonds and/or assessments which have been or, subsequent to the date hereof are, levied for the purpose of funding the costs of construction of all or any portion of the Project or capital improvements constructed therein or about, or on-or off-site improvements with respect thereto, to the extent such improvements are the sole responsibility of Landlord under the TCCs of this Lease.

                 4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies;
(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                 4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period
                ---------
during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCC's of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in
                                           -------------
Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all
---------------
excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income from all sources, (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, and transfer taxes associated
                     -----------
with the sale or other transfer by Landlord of its interest in the Project.

                 4.2.6 "TENANT'S SHARE" shall mean the percentage set forth in
Section 6 of the Summary, which percentage is equal to a fraction, the numerator of which is the acreage of Lot 4, and the denominator of which is the acreage of the entire Project (i.e., Lots 1 through 9).

     4.3 ALLOCATION OF DIRECT EXPENSES; METHOD OF ALLOCATION. The parties
         ---------------------------------------------------
acknowledge that the Building is a part of what is to be a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between Tenant (as the tenant of the Building) and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating
             -----------
Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on a pro-rata basis as set forth in Section 4.2.6, shall be allocated to the Building (as opposed to other buildings in the Project and the tenants of such buildings) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building (e.g., 100% of the Tax Expenses related solely to Lot 5) and a pro-rata portion of the Direct Expenses attributable to the Project as a whole (provided, however, that for purposes of determining the portion of Tax Expenses attributable to the Project as a whole, only the Tax Expenses relating to the Common Areas (as opposed to the Tax Expenses relating directly to another lot in the Project upon which another building is to be built) shall be included in such determination).

     4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. Tenant shall pay to
         ------------------------------------------
Landlord, in the manner set forth in Section 4.4.1, below, and as Additional
                                     -------------
Rent Tenant's Share of Direct Expenses for each Expense Year.

          4.4.1 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT.
                ---------------------------------------------------------
Within one hundred fifty (150) days after the end of each Expense Year, Landlord shall give to Tenant a statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant's Share of Direct Expenses. Within thirty (30) days of receipt of the Statement for each Expense Year commencing or ending during the Lease Term Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant's Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Direct Expenses," as that term is defined in Section 4.4.2, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if is greater than then amount of estimated Direct Expenses previously paid by Tenant to Landlord (an "EXCESS"), Tenant shall pay to Landlord such amount within thirty (30) days of request therefor. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

          4.4.2 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord
                --------------------------------------
shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate of Tenant's Share of Direct Expenses (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "ESTIMATED DIRECT EXPENSES"). Failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. After its receipt of the Estimate Statement, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

     4.5 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE.
         ----------------------------------------------------------------

         4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

         4.5.2 Intentionally Omitted.

         4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     4.6 LANDLORD'S BOOKS AND RECORDS. Within two (2) years after receipt of a
         ----------------------------
Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "ACCOUNTANT") selected by Landlord and subject to Tenant's reasonable approval, by inspecting Landlord's records with respect to the Statement at Landlord's offices, provided that Tenant is not then in Default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, the Accountant must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. If such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within two (2) years of Tenant's receipt of such Statement shall be deemed to be Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this
Section 4.6, and Tenant hereby waives any and all other rights pursuant to Applicable Law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

                                   ARTICLE 5
                                   ---------


                                 USE OF PREMISES
                                 ---------------

     5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted
         -------------
Use set forth in Section 7 of the Summary and Tenant shall not use or permit the
                 ---------
Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's reasonable discretion.

     5.2 PROHIBITED USES. The uses prohibited under this Lease shall include,
         ---------------
without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States
   ---------
of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

     5.3 CC&RS. Tenant shall comply with all recorded covenants, conditions, and
         -----
restrictions currently affecting the Project. Additionally, Tenant acknowledges that it is anticipated that the Project will be subject to that certain "Declaration of Covenants, Conditions and Restriction for Sorrento Gateway," a substantially complete copy of which is attached hereto as EXHIBIT F-1, and may
                                                           -----------
be subject to amendments and modifications thereto as well as additional future covenants, conditions and restrictions (collectively, the "CC&RS") which Landlord deems reasonably necessary and/or desirable (provided, however, such amendments and/or modifications do not prohibit the Permitted Use in the Project and do not materially adversely interfere with Tenant's use and enjoyment of the Premises, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a "Recognition of Covenants, Conditions, and Restriction," in a form substantially similar to that attached hereto as EXHIBIT F-2, agreeing to and
                                   -----------
acknowledging the CC&Rs.

                                   ARTICLE 6
                                   ---------


                             SERVICES AND UTILITIES
                             ----------------------

     6.1 STANDARD TENANT SERVICES. Landlord shall keep the Building Structure in
         ------------------------
condition and repair materially consistent with the Comparable Buildings and shall maintain the Common Areas of the Project.

     Notwithstanding the foregoing, Tenant shall directly pay for all utilities (including without limitation, electricity, gas and water) attributable to its use of the entire Premises. Such utility use shall include electricity, water, and gas use for lighting, incidental use and heating and air-conditioning ("HVAC"). All such direct utility payments shall be excluded from Operating Expenses (as opposed to the utility payments made by Landlord for the Common Areas of the Project which shall be included in Operating Expenses) and shall be paid directly by Tenant prior to the date on which the same are due to the utility provider. The Premises shall be separately metered as part of the Tenant Improvements to be constructed pursuant to the Tenant Work Letter.

     Landlord shall not be required to provide any services other than with regard to its maintenance and repair obligation relating to the Building Structure and the Common Areas of the Project (subject to the TCCs of Section
4.3 above).

     6.2 INTENTIONALLY OMITTED.
         ---------------------

     6.3 INTERRUPTION OF USE. Tenant agrees that Landlord shall not be liable
         -------------------
for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.
                  ---------

                                   ARTICLE 7
                                   ---------

                                    REPAIRS
                                    -------

     Landlord shall maintain in good condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), parking areas, landscaping, exterior fountains, exterior water falls, exterior Project signage, exterior plazas, exterior art work, exterior sculptures, and all exterior common and public areas (collectively, "BUILDING STRUCTURE"). Tenant shall maintain in good condition and operating order and keep in good repair and condition the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems, stairs, stairwells, elevator cabs, men's and women's washrooms, and Building mechanical, electrical and telephone closets, including those constructed by Tenant Parties (collectively, the "BUILDING SYSTEMS"). Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure to the extent required because of Tenant's negligence or willful misconduct, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of
                                ----------
subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the "BS EXCEPTION"). Tenant shall, at Tenant's own expense, pursuant to the TCC's of this Lease, including without limitation Article 8 hereof, keep the Premises, including all
                             ---------
Tenant Improvements, "Alterations," as that term is defined in Section 8.1 of
                                                               -----------
this Lease, fixtures and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term (but such obligation shall not extend to the Building Structure except pursuant to the BS Exception), except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant. Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the TCC's of this Lease, including without limitation Article 8
                                                                  ---------
hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances (but such obligation shall not extend to the Building Structure except pursuant to the BS Exception), except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord's option, but only if Tenant fails to make such repairs and replacements, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times (after reasonable notice) to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. Landlord shall procure a fifteen (15) year warranty on the roof membrane and assign such warranty (and all other warranties for the Building) to Tenant. If, on or before the eighth (8th) anniversary of the Lease Commencement Date, Tenant becomes obligated, at Tenant's sole cost and expense, to make a repair to the Building Systems pursuant to the TCCs of this
Article 7 which shall be capital in nature, Tenant may elect, upon immediate notice thereof to Landlord, to have Landlord make such repair to the Building Systems, the cost of which shall be amortized with interest over its useful life as reasonably determined by Landlord pursuant to sound real estate accounting and management principles, consistently applied, and shall be paid by Tenant to Landlord as Additional Rent; provided, however, (i) Tenant shall not have such option to the extent such repair is necessary due to the negligence or willful misconduct of Tenant or the Tenant's Parties, and (ii) to the extent Tenant's use of the repaired item reduces the useful life of such repair, the cost of such repairs shall be amortized with interest over such shorter time period.

                                   ARTICLE 8
                                   ---------

                            ADDITIONS AND ALTERATIONS
                            -------------------------

     8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant shall have the right, without
         ---------------------------------
Landlord's consent but upon five (5) business days prior Notice to Landlord, to make strictly cosmetic, non-structural additions and alterations ("COSMETIC ALTERATIONS") to the Premises that do not (i) involve the expenditure of more than $100,000.00 in the aggregate in any Lease Year; (ii) affect the exterior appearance of the Building, or (iii) affect the Building Systems or the Building Structure. Except in connection with Cosmetic Alterations, Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. The construction of the initial improvements to the Premises shall be governed by the TCC's of the Tenant Work Letter and not the TCC's of this Article 8.
                                                 ---------

     8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its
         ----------------------
consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord's construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "BASE BUILDING" shall consist of the Building Structure. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

     8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors,
         ------------------------
Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors. Except with regard to Cosmetic Alterations for which there shall be no such charge, whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (not to exceed one percent (1%) of the total cost of such work) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

     8.4 CONSTRUCTION INSURANCE. In addition to the requirements of Article 10
         ----------------------
of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "BUILDER'S ALL RISK" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

     8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures, equipment
         -------------------
and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to (i) remove any Alterations or improvements in the Premises, and/or (ii) remove any "Above Building Standard Tenant Improvements," as that term is defined in the Tenant Work Letter, located within the Premises and replace the same with then existing "Building Standard Tenant Improvements," as that term is defined in the Tenant Work Letter, and to repair any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord; provided, however, if, in connection with its request for Landlord's approval for particular Alterations, (1) Tenant requests Landlord's decision with regard to the removal of such Alterations, and (2) Landlord thereafter agrees in writing to waive the removal requirement when approving such Alterations, then Tenant shall not be required to so remove such Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and returns the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, then at Landlord's option, either (A)

Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the TCC's of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the violation of the foregoing provisions, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 9
                                   ---------

                             COVENANT AGAINST LIENS
                             ----------------------

     Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

                                   ARTICLE 10
                                   ----------

                                    INSURANCE
                                    ---------

     10.1 INDEMNIFICATION AND WAIVER. Tenant hereby releases Landlord from all
          --------------------------
risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (other than Landlord's and Landlord Parties' negligence or willful misconduct) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant (other than Landlord's and Landlord Parties' negligence or willful misconduct). Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in or on the Premises (other than Landlord's and Landlord Parties' negligence or willful misconduct), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant (collectively, the "TENANT PARTIES") or any such Tenant Parties, in, on or about the Project or any breach of the TCC's of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the TCC's of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not int ended and shall not
                                    ------------
relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the ------------ expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

     10.2 TENANT'S COMPLIANCE WITH LANDLORD'S FIRE AND CASUALTY INSURANCE. --------------------------------------------------------------- Tenant
shall, at Tenant's expense, comply with all commercially reasonable insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in
          ------------------
the following amounts.

          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and, to the extent consistent with commercially standard policies of such insurance coverage, the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

       Bodily Injury and                     $5,000,000 each occurrence
       Property Damage Liability             $5,000,000 annual aggregate

       Personal Injury Liability             $5,000,000 each occurrence
                                             $5,000,000 annual aggregate
                                             0% Insured's participation

         10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of

Tenant, (ii) the "Tenant Improvements," as that term is defined in Section 2.1
                                                                   -----------
of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "ORIGINAL IMPROVEMENTS"), and (iii) all other improvements, alterations and additions to the Premises made by Tenant. Such insurance shall be written on an "special cause of loss" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

         10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

     10.4 FORM OF POLICIES. The minimum limits of policies of insurance required
          ----------------
of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies (if such party has an insurable interest), as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease to the
                                               ------------
extent consistent with commercially standard policies of such insurance coverage,; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage materially changed unless ten (10) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after delivery to Tenant of bills therefor.

     10.5 SUBROGATION. Landlord and Tenant intend that their respective property
          -----------
loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

     10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain
          --------------------------------
during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10 and such other reasonable types of insurance coverage and
----------
in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

     10.7 LANDLORD'S INSURANCE. Landlord shall insure the Building (including
          --------------------
the Building Structure and Building Systems) and the Project during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other TCCs, as Landlord may from time to time reasonably determine, provided that to the extent consistent with the practices of landlords of the Comparable Buildings, such coverage shall (i) be for full replacement of the Building and the Project in compliance with all then existing Applicable Law; (ii) provide for rent continuation insurance equal to at least twelve months rent; and (iii) be with companies and have policies meeting the criteria set forth in Section 10.4(iii)
                                                              -----------------
in this Lease. Additionally, at the sole option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. In addition, Landlord shall maintain a Commercial General Liability Insurance policy covering the insured against claims of bodily injury and personal injury, for limits of liability not initially less than $5,000,000 each occurrence and $5,000,000 annual aggregate for each of bodily injury and personal injury. Notwithstanding the foregoing TCCs of this Section
                                                                       -------
10.6, the coverage and amounts of insurance carried by Landlord in connection
----
with the Building need only, at the option of Landlord, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employee's Liability coverage as required by Applicable Law. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of all such insurance carried by Landlord.

                                   ARTICLE 11
                                   ----------

                             DAMAGE AND DESTRUCTION
                             ----------------------

     11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify ---------------------------------------- Landlord of any damage to the
Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other TCC's of this Article 11, restore
                                                           ----------
the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the "LANDLORD REPAIR NOTICE") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease allocable to the
                                  ------------
Tenant Improvements and the Original Improvements, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, Landlord shall allow Tenant a proportionate abatement of Rent to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any reasonable, applicable insurance deductible (which shall be payable to Landlord upon demand) and there shall be no rent abatement. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant's right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

     11.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the TCC's of Section 11.1
          ---------------------------                               ------------
of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within ninety (90) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums);
(ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord's and Tenant's insurance policies; or (iv) Landlord cannot, pursuant to the applicable laws then in effect, rebuild the Building or

Common Areas so that they will be substantially the same structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term.

     If the Premises, Building or Common Areas are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article 11, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord is reasonably anticipated to be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time anticipated to be needed to complete such restoration.

          (A) If the anticipated time to substantially complete such restoration exceeds twelve (12) months from and after the date the written opinion of the architect or construction consultant is delivered to Tenant; or

          (B) If the date of such damage occurs within the last twelve (12) months of the Lease Term.

     11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease,
          ------------------------------
including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

                                   ARTICLE 12
                                   ----------

                                    NONWAIVER
                                    ---------

     No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13
                                   ----------

                                  CONDEMNATION
                                  ------------

     If the whole or any part of the Premises or the Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than fifty percent (50%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the TCC's of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all
                           ----------
or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14
                                   ----------

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

     14.1 TRANSFERS. Tenant shall not, without the prior written consent of
          ---------
Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the TCC's of the proposed Transfer and the consideration therefor, including calculation of the "TRANSFER PREMIUM", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer,
(iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall, within thirty (30) days after written request by Landlord, reimburse Landlord for all reasonable and actual out-of-pocket third-party costs and expenses incurred by Landlord in connection with its review of a proposed Transfer; provided that such costs and expenses shall not exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00) for a Transfer in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered "in the ordinary course of business" if such Transfer involves the review of documentation by Landlord on more than two (2) occasions with regard to a single proposed Transfer.

     14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its
          ------------------
consent to any proposed Transfer of the Subject Space to the Transferee on the TCC's specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project, or would be a significantly less prestigious occupant of the Building than Tenant;

          14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

          14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

          14.2.4 Intentionally Omitted;

          14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

          14.2.6 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

          14.2.7 The TCC's of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

          14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice; or

          14.2.9 The Transferee does not intend to occupy the entire Premises and conduct its business therefrom for a substantial portion of the term of the Transfer.

     If Landlord consents to any Transfer pursuant to the TCC's of this Section
14.2 (and does not exercise any recapture rights Landlord may have under Section
14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same TCC's as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the TCC's from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this
Section 14.2, or (ii) which would cause the proposed Transfer to be more
------------
favorable to the Transferee than the TCC's set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything
                         ------------
to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant's proposed subtenant or assignee) who claim they were damaged by Landlord's wrongful withholding or conditioning of Landlord's consent, unless a court of competent jurisdiction determines that Landlord was wrongful in its withholding or conditioning of its consent.

     14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition
          ----------------
thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, and
(iii) any brokerage commissions in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee's Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee's Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

     14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. In the event that a proposed
          -------------------------------------
     Transfer, if consented to, would cause seventy-five percent (75%) or more of the Premises to be assigned or subleased to a party other than Original Tenant and/or its Affiliates, then notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided
                                                 ------------
Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14. Notwithstanding anything to the contrary set
                   ----------
forth in this Section 14.4, Landlord shall not have a recapture right under this
              ------------
Section 14.4 during the first thirty-six (36) months of the Lease Term.
------------

     14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the TCC's
          ------------------
of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit.

     14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "TRANSFER"
          --------------------
shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period. Notwithstanding anything to the contrary set forth in this Article 14 to the contrary, in no event shall an offering of stock to third parties by means of a public offering (either an initial public offering or a subsequent public offering) through a recognized stock market constitute a "Transfer."

     14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and
          ---------------------
subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

     14.8 NON-TRANSFERS. Notwithstanding anything to the contrary contained in
          -------------
this Article 14, an assignment or subletting of all or a portion of the Premises to (a) an affiliate of Tenant (an entity which is controlled by, controls or is under common control, as such term is defined in California General Corporations Code ("CGCC") Sections 160 and 5045, with, Tenant), (b) an entity which merges with or acquires or is acquired by, Tenant or a parent of Tenant, as defined in CGCC Sections 175 and 5064, or a subsidiary, as defined in CGCC Sections 189 and 5073, of Tenant's parent or Affiliate, or (c) a transferee of substantially all of the assets of Tenant (a, b and c to be collectively be referred to herein as an "AFFILIATE") along with any other entity which will qualify as an "affiliate" under CGCC 150 and 5031, shall not be deemed a Transfer under this Article 14,
                                                                   ----------
provided that at least thirty (30) days prior to such assignment or sublease (i) Tenant provides Landlord with reasonable evidence, including a certified audit opinion of an independent certified public accountant with a regional or national reputation, that any such entity maintains a net worth, calculated in accordance with generally accepted accounting principles, consistently applied ("NET WORTH"), equal to or greater than the Net Worth of Tenant either immediately prior to the time of such assignment or sublease or at the time this Lease is executed; (ii) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate; and (iii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. In the event an assignment or sublease to an Affiliate is made pursuant to the TCCs of this Section 14.8, Tenant shall be
                                               ------------
relieved of its obligations under this Lease to the extent the same become the TCCs of such Affiliate pursuant to such assignment or sublease.

                                   ARTICLE 15
                                   ----------

                      SURRENDER OF PREMISES; OWNERSHIP AND
                      ------------------------------------
                            REMOVAL OF TRADE FIXTURES
                            -------------------------

     15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent
          ---------------------
or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

     15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease
          ------------------------------------
Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises
                       ----------
to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, casualty and condemnation, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal, provided that the removal of Alterations shall be governed by Article 8 hereof.

                                   ARTICLE 16
                                   ----------

                                  HOLDING OVER
                                  ------------

     If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not, except as set forth below, constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of
(i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to the sum of (A) 200% and (B) the percentage by which Rent was increased at the time of the last increase of Rent during the Lease Term. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Notwithstanding the foregoing, Tenant shall have the one-time right, upon notice (the "HOLDOVER NOTICE") to Landlord not less than nine (9) months prior to the expiration of the then Lease Term, to extend the Lease Term for a period of up to six (6) months (in one (1) month increments), the length of which shall be set forth in the Holdover Notice (the "PERMITTED HOLDOVER TERM"), in which case the Rent payable by Tenant during such Permitted Holdover Term shall equal the product of
(a) the Rent applicable during the last rental period of the Lease Term under this Lease, and (b) one hundred twenty percent (120%) during the first three
(3)-month period of such Permitted Holdover Term, and one hundred fifty percent (150%) during the second three (3)-month period of such Permitted Holdover Term. For purposes of this Article 16, a holding over shall include Tenant's remaining in the Premises after the expiration or earlier termination of the Lease Term, as required pursuant to the TCC's of Section 8.5, above, to remove any
                                     -----------
Alterations or Above Building Standard Tenant Improvements located within the Premises and replace the same with Building Standard Tenant Improvements. Except with respect to the Permitted Holdover Term, Nothing contained in this Article
                                                                       -------
16 shall be construed as consent by Landlord to any holding over by Tenant, and
--
Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Except with respect to the Permitted Holdover Term, If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17
                                   ----------

                              ESTOPPEL CERTIFICATES
                              ---------------------

     Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT
                                                                       -------
E, attached hereto (or such other form as may reasonably be required by any
-
prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other commercially reasonable instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with its most recently prepared financial statement and financial statements of the two
(2) years prior to the most recently prepared financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other commercially reasonable instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Any such financial statement or other information which is marked "confidential" or "company secret(s)" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party (other than its partners, administrators, consultants, financial, legal and a prospective or current purchaser, mortgagee, or ground or underlying lessor of the Building or the Project, a prospective Transferee, and except as required by applicable law or in connection with a dispute or litigation hereunder or as required by a subpoena) except as specifically provided in this Article 17 and then only if the person to whom disclosure is made first agrees to be bound by the requirements of this Article 17.

                                   ARTICLE 18
                                   ----------

                                  SUBORDINATION
                                  -------------

     Subject to Tenant's receipt of an appropriate non-disturbance agreement(s) as set forth below, This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. As of the date of this Lease, Landlord covenants that no deed of trust, mortgage, other encumbrance, or ground or underlying lease encumbers the Premises, Building or Project. Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the "NONDISTURBANCE AGREEMENT") in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the terms and conditions of this Article 18; provided Tenant shall execute and return such Nondisturbance Agreement to Landlord within four
(4) days of its receipt thereof. Any such Nondisturbance Agreement shall include an express agreement by the lessor, mortgage holder or lien holder to complete the construction of the Building and fund the Tenant and Core Improvement Allowance in accordance with the terms of this Lease and the Tenant Work Letter. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever (excepting any unfunded portion of the Tenant and Core Improvement Allowance), to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the TCC's of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Subject to Tenant's receipt of a Nondisturbance Agreement, Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19
                                   ----------

                               DEFAULTS; REMEDIES
                               ------------------

     19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall
          -----------------
constitute a default of this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within three (3) days after notice; or

          19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this
Section 19.1.2,
--------------
any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a ten (10) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

          19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or

          19.1.4 A default (beyond any applicable notice and cure periods) by Tenant under the "Building A Lease," as that term is set forth in Section 29.37; or

          19.1.5 The failure by Tenant to observe or perform according to the provisions of Section 5.2 of this Lease or Articles 14, 17 or 18 of this Lease where such failure continues for more than ten (10) business days after notice from Landlord.

     The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

     19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by
          ---------------------
Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                    (i) The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

                    (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                    (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this

Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

                    (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "RENT" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the TCC's of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

         19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

     19.3 SUBLEASES OF TENANT. Whether or not Landlord elects to terminate this
          -------------------
Lease on account of any default by Tenant, as set forth in this Article 19,
                                                                ----------
Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.4 FORM OF PAYMENT AFTER DEFAULT. Following the occurrence of an event of
          -----------------------------
default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

     19.5 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance,
          ----------------
changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

                                   ARTICLE 20
                                   ----------

                           COVENANT OF QUIET ENJOYMENT
                           ---------------------------

     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCC's, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCC's, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 21
                                   ----------

                       SECURITY DEPOSIT; LETTER OF CREDIT
                       ----------------------------------

     21.1 DELIVERY OF LETTER OF CREDIT. Tenant shall deliver to Landlord within
          ----------------------------
thirty (30) days of mutual execution of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in an amount (the "L-C AMOUNT") initially equal to the "Initial L-C Amount," as that term is set forth in
Section 21.2, below, which L-C shall be issued by a money-center bank (a bank ------------ which accepts deposits, maintains accounts, has a local San Diego office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in the form of EXHIBIT G, attached hereto. Tenant shall pay all expenses, points and/or
        ---------
fees incurred - by Tenant in obtaining the L-C.

     21.2 L-C AMOUNT.
          ----------

          21.2.1 INITIAL L-C AMOUNT. For purposes of this Lease, the "Initial
                 ------------------
L-C Amount" shall be (i) an amount equal to twelve (12) months of the initial Monthly Installment of Base Rent (estimated to be $1,715,313.60) if Tenant's "Market Capitalization," as that term set forth hereinbelow, is $500,000,000 or greater, and Tenant has "Working Capital," as that term is set forth hereinbelow, of $50,000,000 or greater; (ii) an amount equal to twenty-four (24) months of the initial Monthly Installment of Base Rent (estimated to be $3,430,627.20) if Tenant's Market Capitalization is between $350,000,000 and $500,000,000 and Tenant has Working Capital of at least $35,000,000; and (iii) an amount equal to thirty-six (36) months of the initial Monthly Installment of Base Rent (estimated to be $5,145,940.80), if Tenant's Market Capitalization is less than $350,000,000 or if Tenant has less than $35,000,000 of Working Capital. "Market Capitalization" means product of (A) the number of outstanding shares of

Tenant, and (B) the average closing share price during the last thirty (30) days of the applicable financial quarter. "Working Capital," means then- current assets of Tenant less then-current liabilities from Tenant's previous quarterly financial statements, which Working Capital shall include then-current receivables (zero (0) to sixty (60) days only). "Minimum Financial Requirements" means Tenant maintains a Market Capitalization of no less than $350,000,000 and has Working Capital of no less than $35,000,000.

          21.2.2 CONDITIONAL REDUCTION OF L-C AMOUNT. The L-C Amount shall be
                 -----------------------------------
reduced as follows: (A) to fifty percent (50%) of the Initial L-C Amount if Tenant maintains the Minimum Financial Requirements, for four (4) consecutive financial quarters, or (B) to $0.00 if Tenant maintains the Minimum Financial Requirements for eight (8) consecutive financial quarters, or (C) to $0.00 in the event Tenant achieves either (i) an investment grade rating of no less than "BBB" (Standard & Poor's) or "Baa3" (Moody's), or (ii) a Market Capitalization of $1,000,000,000 or greater and Working Capital of no less than $100,000,000.

          21.2.3 REESTABLISHMENT OF INITIAL L-C AMOUNT. Throughout the initial
                 -------------------------------------
Lease Term and any Option Terms, if any, in the event the L-C Amount has been reduced to less than the Initial L-C Amount (i) pursuant to the TCC's of Section ------- 21.2.2(A) or (B) and Tenant thereafter fails, at the end of any quarter, to meet ---------------- the Minimum Financial Requirements, or (ii) pursuant to the TCC's of Section ------- 21.2.2(C) and Tenant thereafter fails, at any time thereafter, to maintain a --------- Market Capitalization of at least $1,000,000,000 and Working Capital of no less than $100,000,000, then, in such event, Landlord shall be entitled to require that the L-C be reestablished with an L-C Amount equal to the Initial L-C Amount on the TCC's set forth in this
Article 21. Tenant shall, upon its receipt of ---------- written notice from Landlord (the "REESTABLISHMENT NOTICE"), cause the L-C to be immediately re-issued/reestablished with an L-C Amount equal to the Initial L-C Amount.

          21.2.4 FAILURE TO REINSTATE PENALTY. In the event that Tenant fails,
                 ----------------------------
within ten (10) days following Tenant's receipt of a Reestablishment Notice, to cause the L-C to be re-issued/reestablished, then Tenant's Monthly Installment of Base Rent shall be increased by one hundred fifty percent (150%) of its then existing level during the period commencing on the date of ten (10) days after such Reestablishment Notice and ending on the earlier to occur of (i) the date such L-C is re-issued/reestablished pursuant to the terms of this Section 21.2,
                                                                  ------------
(ii) the date which is ninety (90) days after the date of such Reestablishment Notice. In the event that Tenant fails, during such three (3) month period following the date of the Reestablishment Notice, to cause the L-C to be reissued/reestablished, then Tenant's Monthly Installment of Base Rent shall be increased by two hundred percent (200%) of its then existing level during the period commencing on the date which is ninety (90) days after the date of such Reestablishment Notice and ending on the date such L-C is re-issued/reestablished pursuant to the terms of this Section 21.2.
                                                   ------------

          21.3 APPLICATION OF LETTER OF CREDIT. The L-C shall be held by
               -------------------------------
Landlord as security for the faithful performance by Tenant of all the TCC's of this Lease to be kept and performed by Tenant during the Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the "L-C SECURITY DEPOSIT"). If any portion of the L-C is drawn upon, Tenant shall, within ten (10) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and if any portion of the L-C Security Deposit is used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit to the amount then required under this Lease, and Tenant's failure to do so shall be a default under this Lease; provided, however, that upon Tenant's satisfaction of its economic obligations and restoration of the L-C Security Deposit pursuant to this sentence, any unused portion of the drawn upon funds shall be returned to Tenant. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Real Property and the Center and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. Landlord shall pay all costs associated with the transfer or re-issuance of the L-C due to Landlord's transfer or assignment. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the L-C Security Deposit and/or the L-C to such transferee or mortgagee. If Tenant is not then in default under this Lease, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term.

          21.4 AFTER SALE TO A THIRD PARTY NON-INSTITUTIONAL BUYER. In the event
               ---------------------------------------------------
the initial Landlord entity (KR-Gateway Partners LLC) or its Affiliates transfers or sells its interest in the Project to a person or any entity other than an institutional buyer (a "NON-INSTITUTIONAL BUYER"), Tenant shall have the right to require that the L-C Security Deposit be held by the lender, if any, providing the financing for such Non-Institutional Buyer, which account shall be subject to escrow instructions specifying that (i) Landlord shall only have the right to draw on the L-C to the extent the Landlord is entitled to pursuant to the TCCs of this Article 21, (ii) Landlord shall deliver a statement to the escrow holder prior to any draw down, certifying that Landlord is entitled to draw on the L-C pursuant to the TCCs of this Article 21, and (iii) that within ninety (90) days after the expiration of this Lease, the escrow holder shall release the L-C to Tenant consistent with the terms of this Lease and this
Article 21. For purposes of this Section 21.4, the term "institutional buyer" shall include, without limitation, life insurance companies, banks, pension funds, pension fund advisors, opportunity funds, hedge funds, private owners who directly or indirectly own more than $75,000,000 of real estate, or publicly traded real estate investment trusts.

                                   ARTICLE 22
                                   ----------

                          TELECOMMUNICATIONS EQUIPMENT
                          ----------------------------

     At any time during the Lease Term, subject to the TCCs of this Article 22 and Article 8 of this Lease, Tenant may install, at Tenant's sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, a satellite or microwave dish or other communications, HVAC or other equipment servicing the business conducted by Tenant from within the Premises (all such equipment, including non-telecommunication equipment is, for the sake of convenience, defined collectively as the "TELECOMMUNICATIONS EQUIPMENT") upon the roof of the Building. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord's reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Tenant subject to Landlord's reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease and shall restore such area to the condition the same existed prior to the installation of such Telecommunications Equipment. Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld. Such Telecommunications Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations. The rights contained in this Article 22 shall be personal to the Original Tenant and its Affiliates and may only be exercised by the Original Tenant or an Affiliate (and not any assignee, subleasee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant and/or an Affiliate occupies the entire Building. Landlord shall reserve the concurrent right to use the roof for its own use and for third-party use for installation of satellite dish and antenna devices similar to Tenant's Telecommunications Equipment (collectively, the "LANDLORD TCE"), provided such Landlord TCE shall not interfere with Tenant's operations on the roof of the Building, and provided Landlord maintains, restores and repairs the Building rooftop space associated with such Landlord TCE. To the extent Landlord elects to install Landlord TCE on the Building rooftop, Landlord shall be responsible for the maintenance, repair and restoration of such Landlord TCE and shall notify Tenant no less than twenty-four (24) hours in advance of any entry/access onto the Building rooftop. Landlord shall be responsible for (and shall make all necessary repairs and replacements for) any damage to Tenant's Telecommunications Equipment due to the actions or omissions of Landlord or Landlord Parties (or any third party to whom Landlord has granted roof access rights). Tenant shall be responsible for (and shall make all necessary repairs and replacements for) any damage to the Landlord TCE due to the negligence or willful misconduct of Tenant.

                                   ARTICLE 23
                                   ----------

                                      SIGNS
                                      -----

     23.1 FULL FLOORS. Subject to Landlord's prior written approval, in its
          -----------
reasonable discretion, Tenant at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises.

     23.2 INTENTIONALLY OMITTED.
          ---------------------

     23.3 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos,
          ----------------------------------
pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its reasonable discretion.

     23.4 TENANT'S SIGNAGE.
          ----------------

          23.4.1 TENANT'S SIGNAGE RIGHTS. For purposes of this Lease, "Tenant's
                 -----------------------
Signage" shall mean the "Building Signage" as that term is defined below; provided, however, Tenant's Signage is personal to Original Tenant and its Affiliates, is non-transferable, and is conditioned upon the Original Tenant and its Affiliates being in occupancy of at least sixty percent (60%) of the Premises. Tenant shall be entitled to install the following signage in connection with Tenant's lease of the Premises (collectively, the "BUILDING SIGNAGE"):

                 (i) Two (2) signs identifying Tenant's name and logo located at the top of, or on the eyebrow of, the Building and/or next to Tenant's main entrance to the Premises; and

                 (ii) One (1) monument sign located adjacent to the main entrance point to the Building (the "BUILDING MONUMENT SIGN"); provided, however, that in any event Landlord shall be able to locate its standard identification signage, in a size to be mutually and reasonably determined, on the Building Monument Sign (with lowest/least prominent position, and provided the size of the lettering on such Landlord identification signage is no greater than 25% of the lettering on Tenant's portion of such Building Monument Sign).

          23.4.2 SPECIFICATIONS AND PERMITS. Tenant's Signage shall set forth
                 --------------------------
Tenant's name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant's Signage include an "Objectionable Name," as that term is defined in Section 23.4.3, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant's Signage (collectively, the "SIGN SPECIFICATIONS") shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and the Building Standard Signage Specifications. Provided, however, that with respect to the sign(s) at the top of the Building, Tenant may have the maximum signage available by Applicable Law and the CC&R's. In the preceding sentence, the reference to "name" shall mean name and/or logo. In addition, Tenant's Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant's Signage. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage, Tenant's and Landlord's rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

          23.4.3 OBJECTIONABLE NAME. To the extent Original Tenant or its
                 ------------------
Affiliates desires to change the name and/or logo set forth on Tenant's Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with a first-class project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an "OBJECTIONABLE NAME").

          23.4.4 COST AND MAINTENANCE. The costs of the actual signs comprising
                 --------------------
Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall, subject to the terms and conditions of this Lease, be the sole responsibility of Tenant; provided that Landlord shall install the Project Monument Sign(s), at Landlord's sole cost and expense, and Tenant shall be responsible for the cost of Tenant's sign on the Project Monument Sign(s), but Landlord shall maintain all monument signs set forth in this Article 23 in good condition and repair, the cost of which in connection with the Project Monument Sign(s) shall be included in Operating Expenses. Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such Notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the actual cost of such work plus interest at the Interest Rate from the date of Landlord's payment of such actual costs to the date of Tenant's reimbursement to Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage. If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all actual costs incurred by Landlord in so performing, plus interest at the Interest Rate from the date of Landlord's payment of such costs to the date of Tenant's reimbursement to Landlord, shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant's receipt of an invoice therefor. The terms and conditions of this Section 23.4.4 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 24
                                   ----------

                               COMPLIANCE WITH LAW
                               -------------------

     Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24, except for any such
                                            ----------
alterations to the Building Structure, which shall be performed by Landlord pursuant to the TCCs of this Lease. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. If, on or before the eighth (8th) anniversary of the Lease Commencement Date, Tenant becomes obligated, at Tenant's sole cost and expense, to make an improvements or alteration to the Building Systems which shall be capital in nature, Tenant may elect, upon immediate notice thereof to Landlord, to have Landlord make such improvement or alteration to the Building Systems, the cost of which shall be amortized with interest over its useful life as reasonably determined by Landlord pursuant to sound real estate accounting and management principles, consistently applied, and shall be paid by Tenant to Landlord as Additional Rent; provided, however, (i) Tenant shall not have such option to the extent such improvement or alteration is necessary due to the negligence or willful misconduct of Tenant or the Tenant's Parties, and (ii) to the extent Tenant's use of the improvement or alteration reduces the useful life of such improvement or alteration, the cost of such improvement or alteration shall be amortized with interest over such shorter time period.

                                   ARTICLE 25
                                   ----------

                                  LATE CHARGES
                                  ------------

     If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "BANK PRIME LOAN" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as

Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26
                                   ----------

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT
              ----------------------------------------------------

     26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed
          ---------------
by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

     26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the
          ----------------------
contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; and
(ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent (where the same was not paid within three days of notice that the same was not paid when due) or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27
                                   ----------

                                ENTRY BY LANDLORD
                                -----------------

     Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to
(i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, or to current or prospective mortgagees, ground or underlying lessors or insurers, or, during the last six (6) months of the Lease Term, prospective tenants; (iii) post notices of nonresponsibility; or (iv) for alterations, repairs or improvements to the Building Structure. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord under this Lease; (B) take possession due to any breach of this Lease in the manner provided herein; and
(C) perform any covenants of Tenant which Tenant fails to perform (after any applicable notice and cure periods). Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

                                   ARTICLE 28
                                   ----------

                                 TENANT PARKING
                                 --------------

     Tenant shall, at all times during the Lease Term and at no additional charge, have the exclusive use of the parking areas on Lot 4 (the legal parcel on which the Building is located), which parking areas are indicated on Exhibit A attached hereto. Tenant shall have the right to designate visitor, car-pooling, executive and other parking as Tenant may reasonably require, subject to Landlord's reasonable approval. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such parking areas by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of such parking area, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. The parking areas to be used by Tenant pursuant to this Article 28 are provided exclusively to Tenant solely for use by Tenant's own personnel and such area (and the right to use such area) may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval; provided, however, Landlord shall be deemed to have granted such approval with regard to Non-Transfers and Transfers approved pursuant to the TCC's of Article 14.

                                   ARTICLE 29
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein
          ---------------
shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of
          --------------
the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     29.3 NO AIR RIGHTS. No rights to any view or to light or air over any
          -------------
property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     29.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or
          ---------------------
ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

     29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has
          -------------------------------
the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     29.6 PROHIBITION AGAINST RECORDING. Except as set forth hereinbelow and/or
          -----------------------------
provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Concurrently with the execution of this Lease, Landlord and Tenant shall deliver recordable counterparts of a Short Form of Lease, in the form attached hereto as Exhibit H, which may be recorded in the Official Records of the County Recorder of San Diego, by either Landlord or Tenant. The recordation of any such document shall be at the sole cost and expense of the party conducting such recordation, and where requested by Landlord, such cost shall not be included as an Operating Expense.

     29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to
          ----------------
the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be
          -----------------------
deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

     29.9 APPLICATION OF PAYMENTS. Landlord shall have the right to apply
          -----------------------
payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

     29.10 TIME OF ESSENCE. Time is of the essence with respect to the
           ---------------
performance of every provision of this Lease in which time of performance is a factor.

     29.11 PARTIAL INVALIDITY. If any term, provision or condition contained in
           ------------------
this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     29.12 NO WARRANTY. In executing and delivering this Lease, Tenant has not
           -----------
relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

     29.13 LANDLORD EXCULPATION. The liability of Landlord or the Landlord
           --------------------
Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to
(1) to the extent such liability arises prior to the Lease Commencement Date, the interest of Landlord in the Building (including any insurance proceeds which Landlord receives); provided that if the Building is encumbered by third-party debt in excess of eighty percent (80%) of the value of the Building, such value shall be the equity interest Landlord would have in the Building if the Building were encumbered by such third-party debt in an amount equal to eighty percent (80%) of the value of the Building, or (2) to the extent such liability arises after the Lease Commencement Date, the lesser of (a) the interest of Landlord in the Building (including any insurance, condemnation or sales proceeds which Landlord receives (which sales proceeds shall include the monetary value of any non- monetary interests received)); provided that if the Building is encumbered by third-party debt in excess of eighty percent (80%) of the value of the Building, such value shall be the equity interest Landlord would have in the Building if the Building were encumbered by such third-party debt in an amount equal to eighty percent (80%) of the value of the Building, or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third- party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided, however, that except as specifically stated above with regard to the calculation of Landlord's interests, in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

     29.14 ENTIRE AGREEMENT. It is understood and acknowledged that there are no
           ----------------
oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the TCC's of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

     29.15 RIGHT TO LEASE. Landlord reserves the absolute right to effect such
           --------------
other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

     29.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes,
           -------------
lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Section 5.2 and Article 24 of this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

     29.17 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives, for Tenant and
           ------------------------------
for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

     29.18 NOTICES. All notices, demands, statements, designations, approvals or
           -------
other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made (if such notice is refused). If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the TCC's of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                              Kilroy Realty Corporation
                              2250 East Imperial Highway
                              Suite 1200
                              El Segundo, California  90245
                              Attention:  Legal Department

                              with copies to:

                              Kilroy Realty Corporation
                              12348 High Bluff Drive, Suite 110
                              San Diego, California  92130
                              Attention:  Ms. Lisa Irvin

                              and

                              Allen, Matkins, Leck, Gamble & Mallory
                              1999 Avenue of the Stars, Suite 1800
                              Los Angeles, California 90067
                              Attention:  Anton N. Natsis, Esq.

     29.19 JOINT AND SEVERAL. If there is more than one Tenant, the obligations
           -----------------
imposed upon Tenant under this Lease shall be joint and several.

     29.20 AUTHORITY. If Tenant or Landlord is a corporation, trust or
           ---------
partnership, each individual executing this Lease on behalf of Tenant or Landlord hereby represents and warrants that Landlord or Tenant, as appropriate, is a duly formed and existing entity qualified to do business in California and that Landlord or Tenant, as appropriate, has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord or Tenant, as appropriate, is authorized to do so.

     29.21 ATTORNEYS' FEES. In the event that either Landlord or Tenant should
           ---------------
bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     29.22 GOVERNING LAW; WAIVER OF TRIAL BY JURY. This Lease shall be construed
           --------------------------------------
and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

     29.23 SUBMISSION OF LEASE. Submission of this instrument for examination or
           -------------------
signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     29.24 BROKERS. Landlord and Tenant hereby warrant to each other that they
           -------
have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

     29.25 INDEPENDENT COVENANTS. This Lease shall be construed as though the
           ---------------------
covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

     29.26 PROJECT OR BUILDING NAME AND SIGNAGE. Landlord shall have the right
           ------------------------------------
at any time to change the name of the Project or Building. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

     29.27 COUNTERPARTS. This Lease may be executed in counterparts with the
           ------------
same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

     29.28 CONFIDENTIALITY. Tenant acknowledges that the content of this Lease
           ---------------
and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants, and except as required to be disclosed by any applicable law or regulation. Landlord and Tenant hereby acknowledge that a copy of this Lease will be attached to Tenant's filings with the Securities and Exchange Commission.

     29.29 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present
           -------------------------
or future governmental programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

     29.30 BUILDING RENOVATIONS. It is specifically understood and agreed that
           --------------------
     Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter.

     29.31 NO VIOLATION. Tenant hereby warrants and represents that neither its
           ------------
execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

     29.32 COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain,
           ---------------------------------
replace, remove or use any communications or computer wires and cables (collectively, the "LINES") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iii) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (iv) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

     29.33 HAZARDOUS SUBSTANCES.
           --------------------

           29.33.1 DEFINITIONS. For purposes of this Lease, the following
                   -----------
definitions shall apply: "HAZARDOUS MATERIAL(S)" shall mean any substance or material that is described as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the "Environmental Laws," as that term is defined below in this Section 29.33.1, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. "ENVIRONMENTAL LAWS" shall mean all federal, state, local and quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations and guidance documents now or hereafter be enacted or promulgated as amended from time to time, in any way relating to or regulating Hazardous Materials.

           29.33.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. Landlord covenants that
                   ----------------------------------
during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the terms and conditions of Article 24 of this Lease; provided, however, such compliance is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant's Parties or create a significant health hazard for Tenant's Parties or otherwise materially interfere with or materially affect Tenant's Permitted Use and enjoyment of the Premises.

           29.33.3 INDEMNIFICATIONS. Landlord agrees to indemnify, defend,
                   ----------------
protect and hold harmless Tenant and the Tenant Parties from any and all claims of liability asserted against Tenant or any Tenant Parties by a third party, including without limitation any agency or instrumentality of the federal, state or local government, for bodily injury, including death, physical damage to or loss of use of property or cleanup activities to the extent required by applicable law (remedial or removal), arising from any Hazardous Materials (collectively, "HAZARDOUS MATERIALS CLAIMS") to the extent placed in, on, under or about the Project by Landlord Parties. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and the Landlord Parties from any and all Hazardous Materials Claims arising from any Hazardous Materials to the extent placed in, on, under or about the Premises or the Project by Tenant or Tenant Parties.

           29.33.4 PRE-EXISTING HAZARDOUS MATERIALS. Tenant shall be under no
                   ------------------------
obligation to investigate or remediate any Hazardous Material located in, on, under or about the Premises as of the Lease Commencement Date (the "EXISTING HAZARDOUS MATERIALS") or any Hazardous Materials which have migrated onto the Property from off-site or which are brought onto the Property by Landlord or Landlord's agents, employees or contractors. Additionally, Landlord agrees that it shall indemnify, defend and hold Tenant and any Tenant Party harmless from any cost and all claims of liability asserted against Tenant/Tenant Party by a third party, including any agency or instrumentality of the federal, state or local government, for cleanup activities to the extent required by applicable law (remedial or removal), or governmental fines or penalties, relating to the Existing Hazardous Materials and those Hazardous materials which are brought onto the Property by Landlord or Landlord's agents, employees or contractors.

    29.34  DEVELOPMENT OF THE PROJECT.
           --------------------------

           29.34.1 SUBDIVISION. Landlord reserves the right to further subdivide
                   -----------
all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

           29.34.2 THE OTHER IMPROVEMENTS. If portions of the Project or
                   ----------------------
property adjacent to the Project (collectively, the "OTHER IMPROVEMENTS") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project; provided that none of the foregoing materially adversely interfere with Tenant's rights under this Lease. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

           29.34.3 CONSTRUCTION OF PROJECT AND OTHER IMPROVEMENTS. Tenant
                   ----------------------------------------------
acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Landlord shall use its commercially reasonable efforts to minimize the disruption to Tenant and Tenant's business from such construction and in no event shall Landlord be entitled to use Tenant's parking areas for construction staging, storage of equipment or other construction related activities without Tenant's approval, which may be granted or withheld in Tenant's sole discretion. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

     29.35 TENANT RIGHT OF FIRST OFFER TO PURCHASE BUILDING. Landlord shall
           ------------------------------------------------
grant to the Original Tenant and its Affiliates a right of first offer with respect to purchasing the Project, but only to the extent Landlord chooses to sell the Building on an individual, single-building basis, and provided that Tenant is not then in Default under this Lease (beyond any applicable notice and cure periods). Landlord shall notify Tenant (the "First Offer Notice") in the event Landlord desires to sell the Project on such an individual, single-building basis, and shall notify Tenant of the material price, terms (both monetary and non-monetary) and conditions pursuant to which it is willing to sell the Project. Tenant shall, during the fifteen (15) day period after Tenant's receipt of such First Offer Notice (the "EXCLUSIVE NEGOTIATION PERIOD"), have an exclusive opportunity to agree with Landlord upon such price, terms and conditions. If Tenant does not agree to such price, terms and conditions within the Exclusive Negotiation Period, Landlord shall have no obligation to sell the Building to Tenant and Landlord shall be free to negotiate and enter into a purchase agreement for the Building to anyone whom it desires on any price, terms and conditions it may agree. In the event Landlord thereafter consummates the sale of the Building pursuant to such a purchase agreement identified in the preceding sentence, the rights contained in this Section 29.35 shall terminate and be of no further force or effect. The rights contained in this Section 29.35 shall be personal to the Original Tenant and its Affiliates and may only be exercised by the Original Tenant or an Affiliate (and not any assignee, subleasee or other transferee of the Original Tenant's interest in this Lease) if the Original Tenant and/or an Affiliate occupies the entire Premises.

     29.36 SUCCESSFUL IPO CONDITION PRECEDENT. This Lease is subject to and
           ----------------------------------
expressly conditioned upon Tenant having a "Successful IPO," as that terms is set forth below, on or before February 29, 2000. For purposes of this section 29.36, a "Successful IPO" means (A) an initial public offering of shares of Tenant's stock on a recognized national stock market, (B) where the share price of tendered shares is no less than $13.00, (C) resulting in a Market Capitalization of no less than $350,000,000.00 and (D) with Tenant thereafter having no less than $35,000,000 of Working Capital. In the event Tenant fails to complete a Successful IPO on or before February 29, 2000, this Lease shall immediately terminate and be of no further force or effect; provided, however, Tenant shall reimburse Landlord for its expenditures through the date of such termination pursuant to that certain side letter dated December 27th, 1999 and countersigned on December 28th, 1999 by and between Landlord and Tenant.

     29.37 BUILDING A LEASE. Landlord and Tenant hereby acknowledge that
           ----------------
Landlord and Tenant are, concurrently with the execution of this Lease, entering into another lease (the "BUILDING A LEASE") for an approximately 75,520 rentable square foot building to be constructed on Lot 5 of the Project and to be known as "BUILDING A". Tenant's execution and delivery of the Building A Lease is a material condition to Landlord's execution and delivery of this Lease. Tenant hereby acknowledges that a default (beyond any applicable notice and cure periods) of this Lease shall constitute a default under the Building A Lease and, conversely, a default (beyond any applicable notice and cure periods) of the Building A Lease shall constitute a default of Section 19.1.4 of this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

                                   "LANDLORD":

                              KR-GATEWAY PARTNERS,
                              a Delaware limited liability company

                              By:  Kilroy Realty, L.P.,
                                   a Delaware limited partnership
                                   Managing Member

                                   By:  Kilroy Realty Corporation,
                                        a Maryland corporation
                                        General Partner

                                        By: ____________________________________

                                        Name: __________________________________

                                              Its: _____________________________

                                        By: ____________________________________

                                        Name: __________________________________

                                              Its: _____________________________

                                        "TENANT":

                              DIVERSA CORPORATION,
                              a Delaware corporation

                              By: ______________________________________________

                              Name: ____________________________________________

                                        Its: ___________________________________

                              By: ______________________________________________

                              Name: ____________________________________________

                                        Its: ___________________________________

                                    EXHIBIT A
                                    ---------

                                SORRENTO GATEWAY

                               OUTLINE OF PREMISES

                                   [ATTACHED]













                                   EXHIBIT A

                                    EXHIBIT B
                                    ---------

                                SORRENTO GATEWAY

                               TENANT WORK LETTER

                                   [ATTACHED]











                                   EXHIBIT B

                                    EXHIBIT C
                                    ---------

                                SORRENTO GATEWAY

                           NOTICE OF LEASE TERM DATES


To:  _______________________

     _______________________

     _______________________

     _______________________


     Re:  Lease dated ____________, 19__ between ____________________, a
          _____________________ ("Landlord"), and _______________________, a
          _______________________ ("Tenant") concerning that certain 75,520 rentable square foot building located at ____________________________, San Diego, California.

Gentlemen:

     In accordance with the lease (the "Lease"), we wish to advise you and/or confirm as follows:

     1. The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on __________________.


     2.   Rent commenced to accrue on __________________, in the amount of
          _________________.

     3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

     4.   Your rent checks should be made payable to __________________ at
          ___________________.

     5. The exact number of rentable/usable square feet within the Premises is ____________ square feet.




                                   EXHIBIT C

     6. Tenant's Share as adjusted based upon the exact number of usable square feet within the Premises is ________%.


                                     "Landlord":

                                     __________________________________________,
                                     a__________________________________________


                                     By:________________________________________

                                            Its:________________________________

Agreed to and Accepted
as of ____________, 19___.

"Tenant":

_______________________________
a______________________________

By:____________________________

     Its:______________________








                                   EXHIBIT C

                                    EXHIBIT D
                                    ---------

                                SORRENTO GATEWAY

                              RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

     1. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

     2. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     3. No advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

     4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

     5. Tenant shall not overload the floor of the Premises.

     6. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material, except in compliance with applicable law. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

     7. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises to the extent the same is noticeable in the Common Areas of the


                                   EXHIBIT D

Project or which affects other tenants of the Project. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

     8. Except with respect to an approved "Deli Operator," no cooking shall be done or permitted on the Premises (unless Tenant receives Landlord's prior written approval ot install a cafeteria for its employees in the Premises), nor shall the Premises be used for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

     9. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

     10. Tenant shall store all its trash and garbage within the interior of the Premises or in the appropriate external trash area(s) for the Building. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

     11. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.

     12. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord (which shall not be unreasonably withheld or delayed), and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window and door coverings unless otherwise consented to in writing by Landlord. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant's sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises.


                                   EXHIBIT D

     13. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

     14. Tenant must comply with any applicable "NO-SMOKING" Ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. Additionally, Tenant must provide at least one area within the Premises in which its employees, invitees and visitors may smoke, to the extent such area is required by law.

     15. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

     16. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

     17. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

     18. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary (relative to a building occupied solely by one tenant) for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.


                                   EXHIBIT D

                                    EXHIBIT E
                                    ---------

                                SORRENTO GATEWAY

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

     The undersigned as Tenant under that certain Lease (the "Lease") made and entered into as of ___________, 199__ by and between _______________ as
Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the building located at ______________, San Diego, California ____________, certifies as follows:

     1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

     3. Base Rent became payable on ____________.

     4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A. 5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

     7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________.

     8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

     9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.



                                   EXHIBIT E

     10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

     11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

     12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

     13. Other than in compliance with the TCCs of the Lease, the undersigned has not used or stored any hazardous substances in the Premises.

     14. To the undersigned's knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

     The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

     Executed at ______________ on the ____ day of ___________, 19__.

                                                "Tenant":

                                                _______________________________,

                                                a_______________________________


                                                By:_____________________________

                                                     Its:_______________________

                                                By:_____________________________

                                                     Its:_______________________






                                   EXHIBIT E

                                    EXHIBIT F
                                    ---------

                                  KILROY REALTY
                                  -------------

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

ALLEN, MATKINS, LECK, GAMBLE
  & MALLORY LLP
1999 Avenue of the Stars
18th Floor
Los Angeles, California 90067
Attention:  Anton N. Natsis, Esq.


                            RECOGNITION OF COVENANTS,
                            -------------------------
                          CONDITIONS, AND RESTRICTIONS
                          ----------------------------

     This Recognition of Covenants, Conditions, and Restrictions (this "AGREEMENT") is entered into as of the __ day of ________, 199__, by and between __________________ ("Landlord"), and ________________ ("Tenant"), with reference to the following facts:

     A. Landlord and Tenant entered into that certain Lease Agreement dated _____, 199__ (the "Lease"). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the "PREMISES") located in an office building on certain real property described in EXHIBIT "A" attached hereto and
                                      -----------
incorporated herein by this reference (the "PROPERTY").

     B. The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately ___(__) acres of real property located in the City of ____________, California (the "PROJECT"), as more particularly described in EXHIBIT "B" attached hereto and
                                              -----------
incorporated herein by this reference.

     C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the "DECLARATION"), dated ________________, 19__, in connection with the Project.

     D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

     NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

     1. Tenant's Recognition of Declaration. Notwithstanding that the Lease has
        -----------------------------------
been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.



                                   EXHIBIT F

     2. Miscellaneous.
        -------------

          2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

          2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

          2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

          2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

          2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys' fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

          2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

          2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

          2.8 Time is of the essence of this Agreement.

          2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

          2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.



                                   EXHIBIT F

                        SIGNATURE PAGE OF RECOGNITION OF

                     COVENANTS, CONDITIONS AND RESTRICTIONS

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              "Landlord":

                              _______________________________,

                              a _____________________________


                              By:____________________________

                                      Its:___________________


                              "Tenant":

                              _______________________________

                              a______________________________


                              By:____________________________

                                      Its:___________________


                              By:____________________________

                                      Its:___________________








                                   EXHIBIT F

                                    EXHIBIT G
                                    ---------

                            FORM OF LETTER OF CREDIT
                            ------------------------

                       (Letterhead of a money center bank
                           acceptable to the Landlord)

                              ______________, 2000

________________________

________________________

________________________

________________________


Gentlemen:

     We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of _____________________, a _____________________, the aggregate amount of _____________________ and No/100
Dollars ($_________).

     Funds under this Letter of Credit are available to the beneficiary hereof as follows:

     Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by _____________________ ("Beneficiary") when accompanied by this Letter of Credit and a written statement signed by __________________________, certifying that such moneys are due and owing to Beneficiary, together with a certificate of incumbency executed by ___________________ certifying the position and signature of the officer signing the statement, and a sight draft executed and endorsed by _____________, as a ________________ of Beneficiary.

     This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

     The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

     This Letter of Credit shall expire on ______________, 200__.

     Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Holder, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Holder, that this Letter of Credit will not be renewed.







                                   EXHIBIT G

     This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication 400.

     This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision). International Chamber of Commerce Publication 400.

                            Very truly yours.

                            (Name of Issuing Bank)

                            By:____________________________














                                   EXHIBIT G

                                    EXHIBIT H
                                    ---------

                           FORM OF SHORT FORM OF LEASE
                           ---------------------------


RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

___________________________

___________________________

___________________________

================================================================================

                               SHORT FORM OF LEASE
                               -------------------


     THIS SHORT FORM OF LEASE ("MEMORANDUM") is made as of February 11, 2000, by and between KR-Gateway Partners, LLC, a Delaware limited liability company ("LANDLORD") and Diversa Corporation, a Delaware corporation ("TENANT"). Pursuant to that certain Retail Lease by and between Landlord and Tenant dated as of November 16, 1999 (the "LEASE"), subject to and in accordance with the terms of such Lease, Landlord hereby leases to Tenant that certain premises contained therein within the project comprised of that certain real property described in Schedule 1 attached hereto and incorporated herein by reference.
             ----------

     All the terms, conditions, covenants and agreements in the Lease are incorporated into this Memorandum with the same force and effect as if they were fully recited herein.



                                   EXHIBIT H

     In the event of any inconsistency between the terms of this Memorandum and the terms of the Lease, the Lease shall control.

     IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first set forth above.



                              "Landlord":

                              _______________________________,
                              a _____________________________


                              By:____________________________
                              Name:__________________________
                              Its:___________________________


                              "Tenant":

                              _______________________________
                              a______________________________


                              By:____________________________
                              Name:__________________________
                              Its:___________________________



                                   EXHIBIT H

                                   EXHIBIT B
                                   ---------

                               SORRENTO GATEWAY
                               ----------------

                              TENANT WORK LETTER
                              ------------------


                                   PREAMBLE
                                   --------

     This Tenant Work Letter sets forth the TCCs relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and specifically addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of Articles 1 through 29 of the Lease to which this Tenant Work Letter is attached as EXHIBIT B, and all
                                                      ---------
references in this Tenant Work Letter to Sections of this "Tenant Work Letter" shall mean the relevant portions of Sections 1 through 6 of this Tenant Work Letter. Except as defined to the contrary, all defined terms used in the Tenant Work Letter shall have the same meaning as the terms defined in the Lease.


                                   SECTION 1
                                   ---------

                  DELIVERY OF THE PREMISES AND BASE BUILDING
                  ------------------------------------------

     1.1      BASE BUILDING. In accordance with the TCCs of this Lease, Landlord
              --------------
shall deliver to Tenant the Base Building, which materially shall comply with and include the items and matters set forth on SCHEDULE 1 attached to this
                                               ----------
EXHIBIT B, at Landlord's sole cost and expense and without deduction from the
---------
Tenant and Core Improvement Allowance. The Base Building shall be in good condition and working order and shall comply with applicable building codes and other governmental laws, ordinances and regulations which were enacted prior to the Lease Commencement Date and applicable to new construction for unoccupied space to the extent required to obtain a certificate of occupancy (collectively, the "CODE") and Tenant shall, except as otherwise set forth in this Lease or in this Tenant Work Letter, accept the Premises and Base Building from Landlord in their then existing, "as-is" condition as of the Commencement Date of this Lease, subject to the terms of this Tenant Work Letter, subject only to punchlist items and Landlord's obligations set forth in Article 7 of the Lease, including, without limitation, Landlord's obligation to maintain in accordance with Section 7.1 of the Lease the Building Structure.

     1.2      INTENTIONALLY OMITTED.
              ----------------------

                                   SECTION 2
                                   ---------

                         TENANT AND CORE IMPROVEMENTS
                         ----------------------------

     2.1      TENANT AND CORE IMPROVEMENT ALLOWANCE. Tenant shall be entitled to
              -------------------------------------
a one-time tenant and core improvement allowance (the "TENANT AND CORE IMPROVEMENT ALLOWANCE") in the amount of $110.00 per rentable square foot of the Premises for (A) the costs relating to the initial design and construction of the additional work of Landlord regarding the structures and systems of the Building and its core above the level of the Base Building (the "CORE IMPROVEMENTS"), and (B) the costs relating to the initial design and construction of Tenant's improvements and any other improvements to the Building above the level of the Core Improvements and the Base Building, which are permanently affixed to the Premises, specifically including, but not limited to Tenant's office improvements, lab improvements (including built-in lab equipment) and other related interior improvements (the "TENANT IMPROVEMENTS"). In addition, pursuant to Sections 2.2.1(vii) and (viii) of this Tenant Work Letter, Tenant may use a portion of the Tenant and Core Improvement Allowance for Tenant's FF&E and Building Signage. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant and Core Improvement Allowance. Landlord and Tenant acknowledge that for purposes of this Lease, the Tenant and Core Improvement Allowance shall consist of (i) the "Base Tenant Improvement Allowance" and the "Core Allowance," which collectively equal to $40.00 per rentable square foot of the Premises, (ii) the "Above Standard Allowance" which equals $70.00 per rentable square foot of the Premises, and (iii) the "Optional Above Standard Allowance" of up to $10.00 per rentable square foot of the Premises pursuant to the terms of Section 2.2.2 of this Tenant Work Letter. Landlord and Tenant further acknowledge that (1) the Tenant and Core Improvement Allowance has been factored into the Base Rent of the Lease, amortized with interest of twelve percent (12%) per annum over the initial Lease Term, and (2) the allocations set forth in the preceding sentence shall not affect Tenant's usage of the Tenant and Core Improvement Allowance.

     2.2      DISBURSEMENT OF THE TENANT AND CORE IMPROVEMENT ALLOWANCE.
              ---------------------------------------------------------

              2.2.1      TENANT AND CORE IMPROVEMENT ALLOWANCE ITEMS. Except as
                         -------------------------------------------
otherwise set forth in this Tenant Work Letter, the Tenant and Core Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) for costs related to the construction of the Core Improvements and Tenant Improvements and for the following items and costs (collectively the "TENANT AND CORE IMPROVEMENT ALLOWANCE ITEMS"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work
                                           -----------
Letter; (ii) the payment of plan check, permit and license fees relating to construction of the Tenant Improvements; (iii) the cost of any changes to the Base Building when such changes are required by the Construction Drawings; (iv) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "CODE"); (v) the cost of the "Landlord Supervision Fee," as that term is defined in Section 4.3.2 of this
                                                       -------------
Tenant Work Letter; (vi) sales and use taxes; (vii) the cost of delivering, installing and purchasing Tenant's security systems, telephone switch, and communications equipment and cabling and Tenant's work stations, furniture, fixtures and equipment (collectively, "FF&E"), provided that the reimbursement for such costs does not, in the aggregate, exceed Seven and No/100 Dollars ($7.00) per rentable square foot of the Premises (the "FF&E ALLOWANCE CAP");
(viii) the cost of designing, permitting and constructing the Building Signage, provided that the reimbursement for such costs does not, in the aggregate, exceed 50/100 Dollars ($0.50) per rentable square foot of the Premises; and (ix) all other third-party costs actually and reasonably expended by Landlord in connection with the construction of the Tenant Improvements pursuant to the TCCs of this Tenant Work Letter. Notwithstanding the foregoing, the Tenant and Core Improvement

Allowance shall not be used for (and Tenant shall have no responsibility for) the following costs: (1) Property Maintenance Costs prior to the Lease Commencement Date, (2) costs to correct construction defects to the Base Building, (3) principal or interest on any construction loan obtained by Landlord for the construction of the Tenant Improvements, or (4) Base Building costs.

              2.2.2      ABOVE STANDARD ALLOWANCE ELECTION. Tenant may, upon
                         ---------------------------------
written notice to Landlord given on or before August 1, 2001 (provided Tenant may give notice of a final adjustment of up to $2.00 per rentable square foot of the Premises up to and including October 1, 2001; provided further, however, that both such dates shall be extended to the extent Tenant elects to toll the Lease Commencement Date pursuant to the terms of Section 2.1 of this Lease) elect to cause the Tenant and Core Improvement Allowance to be increased by the Above Standard Allowance in an amount (the "TIA INCREASE") set forth in such notice; provided, however, that the amount of such TIA Increase shall (i) be an amount equal to the product of (A) an even number of United States Dollars (as opposed to fractions of United States Dollars) and (B) the rentable square feet in the Premises, and (ii) in no event exceed $10.00 per rentable square foot of the Premises. In the event Tenant elects to increase the amount of the Tenant and Core Improvement Allowance pursuant to the foregoing sentence, for each $1.00 per Rentable Square Foot of such increase (up to the cumulative increase of $10.00 per Rentable Square Foot of the Premises), the Monthly Rental Rate per Rentable Square Foot attributable to the Premises shall be increased by $0.01 (and the corresponding amounts of Monthly Installment of Base Rent and Annual Base Rent shall be increased accordingly and the Base Rent for all 15 years shall be recalculated, based on a seven percent (7%) increase every 24 months of the Lease Term).

              2.2.3      TENANT IMPROVEMENT EXCESS. Any unused portion of the
                         -------------------------
Tenant and Core Improvement Allowance (which unused amount, when calculated on a per rentable square foot basis, shall be the "UNUSED TIA/RSF"), shall be applied against Rent as a reduction in the Monthly Rental Rate per Rentable Square Foot of the Initial Premises equal to $0.01 per square foot for each $1.00 of the Unused TIA/RSF (with the corresponding amounts of the Monthly Installment of Base Rent and Annual Base Rent reduced accordingly) (cumulatively, the "RENT REDUCTION").

     2.3      STANDARD TENANT IMPROVEMENT PACKAGE. For purposes of this Lease,
              -----------------------------------
the "BUILDING STANDARD TENANT IMPROVEMENTS" shall mean any Tenant Improvements (approved pursuant to the TCCs of this Tenant Work Letter) constructed wholly with the Tenant and Core Improvement Allowance.

     2.4      REMOVAL OF ABOVE BUILDING STANDARD TENANT IMPROVEMENTS. "ABOVE
              ------------------------------------------------------
STANDARD TENANT IMPROVEMENTS" shall mean any part of the Tenant Improvements which do not constitute Building Standard Tenant Improvements, including, but not limited to, plumbing and millwork. If so directed by Landlord prior to the end of the Term of this Lease, Tenant, at its sole cost and expense, shall remove from the Premises any Above Standard Tenant Improvements designated by Landlord, and shall replace such designated Above Standard Tenant Improvements to be removed with Building Standard Tenant Improvements. Such removal and replacement of Above Standard Tenant Improvements shall be performed promptly and shall be completed by Tenant on or before the end of the Term of this Lease if notice of removal is given at least thirty (30) days prior to the end of the Term, and if Tenant fails to remove and/or replace any Above Standard Tenant Improvements, Landlord may do so and Tenant shall reimburse Landlord for the cost of such removal and/or replacement.

     2.5      FAILURE TO DISBURSE TENANT AND CORE IMPROVEMENT ALLOWANCE AND
              -------------------------------------------------------------
OTHER ALLOWANCES. If Landlord fails to timely fulfill its obligation to fund any
----------------
portion of the Tenant and Core Improvement Allowance, Tenant shall be entitled to deliver Notice ("PAYMENT NOTICE") thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within twenty (20) days after Landlord's receipt of the Payment Notice from Tenant and if Landlord fails to deliver Notice to Tenant within such twenty (20) day period explaining Landlord's reasons that Landlord believes that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("REFUSAL NOTICE"), Tenant shall be entitled to fund such portion of the Tenant and Core Improvement Allowance as defined above in Section 2.1 of this Tenant Work Letter and to offset the amount so funded, together with interest at the Interest Rate from the date of funding until the date of offset, against Tenant's next obligations to pay Rent. However, if Tenant is in Default under Section 19.1.1 of this Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such Default is cured.


                                   SECTION 3
                                   ---------

                             CONSTRUCTION DRAWINGS
                             ---------------------

     3.1      SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant has retained
              --------------------------------------------
(or will retain) Pacific Cornerstone Architects as the architect/space planner (the "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Tenant has retained Prim Structural Engineers
                -----------
(structural), McParlane and Associates (mechanical) and Michael Wall Engineering (electrical) as the engineering consultants (collectively, the "ENGINEERS") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall
                              ---------
not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

     3.2      FINAL SPACE PLAN. On or before the date set forth in Schedule 2,
              ----------------                                     ----------
attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the "FINAL SPACE PLAN"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any material respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any such deficiencies, and immediately thereafter re-submitted to Landlord for its approval.

     3.3      FINAL WORKING DRAWINGS. On or before the date set forth in
              ----------------------
Schedule 2, Tenant, the Architect and the Engineers shall complete the
----------
architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any material respect. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised to correct any such deficiencies, and immediately thereafter re-submitted to Landlord for its approval.

     3.4      PERMITS. The Final Working Drawings shall be approved by Landlord
              -------
as set forth in Section 3.3 above (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Landlord shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete
                           -----------
the construction of the Tenant Improvements (the "PERMITS"), it being Landlord's responsibility for obtaining any building permit with regard to the Base Building and the Tenant and Core Improvements, or certificate of occupancy for the Premises (as opposed to any use or other permit required due to Tenant's particular use of the Premises). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, subject to such changes being deemed a "Delay" as set forth in
Section 5.2 of this Tenant Work Letter.

     3.5      TIME DEADLINES. Tenant and Landlord shall use their best, good
              --------------
faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and each other to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in Section 4.2 of this
                                                            -----------
Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this
Section 3, Section 4, below, and in this Tenant Work Letter are set forth and
---------  ---------
further elaborated upon in Schedule 2 (the "TIME DEADLINES"), attached hereto.
                           ----------
Tenant and Landlord agree to comply with the Time Deadlines.

                                   SECTION 4
                                   ---------

               CONSTRUCTION OF THE TENANT AND CORE IMPROVEMENTS
               ------------------------------------------------

     4.1      CONTRACTOR. Landlord has designated Reno Construction
              ----------
("Contractor") to the be the contractor which shall construct the Tenant Improvements.

     4.2      COST PROPOSAL. After the Approved Working Drawings are signed by
              -------------
Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant and Core Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the "COST PROPOSAL"). Tenant shall approve (or disapprove) the Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon receipt of an approved Cost Proposal by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "Cost Proposal Delivery Date".

     4.3      CONSTRUCTION OF TENANT AND CORE IMPROVEMENTS BY CONTRACTOR UNDER
              ----------------------------------------------------------------
THE SUPERVISION OF LANDLORD.
---------------------------

              4.3.1      OVER-ALLOWANCE AMOUNT. On the Cost Proposal Delivery
                         ---------------------
Date, Tenant shall deliver to Landlord cash in an amount (the "OVER-ALLOWANCE AMOUNT") equal to the difference between (i) the amount of the Cost Proposal and
(ii) the amount of the Tenant and Core Improvement Allowance (including any Above Standard Allowance). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant and Core Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant and Core Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to the Over-Allowance Amount. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base, Shell and Core (as contrasted with the Tenant Improvements), and if Landlord in its reasonable discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes upon receipt of bills therefor. Tenant shall pay all direct architectural and/or engineering fees in connection therewith.

              4.3.2      LANDLORD'S RETENTION OF CONTRACTOR. Landlord shall
                         ----------------------------------
independently retain Contractor, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal (on a GMAX ("guaranteed maximum cost") basis) and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the "LANDLORD SUPERVISION FEE") to Landlord in an amount equal to one percent (1%) of that portion of the Tenant and Core Improvement Allowance attributable to hard costs of construction of the Tenant Improvements.

              4.3.3      CONTRACTOR'S WARRANTIES AND GUARANTIES. Landlord hereby
                         --------------------------------------
assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements, except to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties and except as otherwise specifically set forth in the Lease.

              4.3.4      TENANT'S COVENANTS. Within ten (10) days after
                         ------------------
completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.


                                   SECTION 5
                                   ---------

                    COMPLETION OF THE TENANT IMPROVEMENTS;
                    --------------------------------------
                           LEASE COMMENCEMENT DELAY
                           ------------------------

     5.1      READY FOR OCCUPANCY. The Premises shall be deemed "Ready for
              -------------------
Occupancy" upon the Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall occur upon the last to occur of the following, subject to Section 5.2 of this Work Letter: (i) a temporary certificate of occupancy having been issued for the Premises and Tenant is legally permitted to occupy the Premises for operations of its business (excepting any specialized permits Tenant may need for Tenant's particular use of the Premises, such as hazardous materials permits, (ii) the Building Systems are in good working order to reasonably support operations within the Premises, (iii) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any industry-standard punch list items and long lead time items, and (iv) the parking and access roads are materially complete. .

     5.2      DELAY OF THE SUBSTANTIAL COMPLETION OF THE PREMISES. Except as
              ---------------------------------------------------
provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in the Lease and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in the Lease, as a direct, indirect, partial, or total result of:

              5.2.1      Tenant's failure to comply with the Time Deadlines;

              5.2.2 Tenant's failure to approve any matter requiring Tenant's approval within the time periods set forth in this Tenant Work Letter;

              5.2.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

              5.2.4 Changes in any of the Construction Drawings after reasonable disapproval of the same by Landlord;

              5.2.5      Tenant's request for changes in the Approved Working
Drawings;

              5.2.6 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

              5.2.7 Changes to the Base Building required by the Approved Working Drawings; or

              5.2.8 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant delay or delays, as set forth above, had occurred.

     5.3      CHANGES. Any request by Tenant for a change in the Tenant
              -------
Improvements after approval of the Final Plans (a "CHANGE") shall be accompanied by all information necessary to clearly identify and explain the proposed Change. As soon as practicable after receipt of such a request from Tenant, Landlord shall notify Tenant of the estimated cost of such Changes as well as the increase in construction time caused by the Change (including any delay pursuant to Section 5.2 of this Tenant Work Letter), if any. Tenant shall approve in writing such estimates within two (2) business days after receipt of Landlord's notice. Upon receipt of such written approval, Landlord shall be authorized to cause the Contractor to proceed with the implementation of the requested Change.

     5.4      OUTSIDE DATE. In the event the Premises are not Ready for
              ------------
Occupancy on or before May 15, 2002 (the "OUTSIDE DATE"), which Outside Date shall be (i) extended to the extent Tenant elects to toll the Lease Commencement Date pursuant to the terms of Section 2.1 of this Lease, and (ii) subject to day-for-day extension due to a delay set forth in Section 5.2 of this Tenant Work Letter and/or a Force Majeure delay (up to a maximum of sixty (60) days due to such Force Majeure delay), then Tenant shall receive a credit against Base Rent for a number of days equal to the number of days in the period commencing on the Outside Date and ending on the Commencement Date (the "Extended Period"); provided, however, that other than the extension to the Lease Commencement Date, Tenant's receipt of such credit shall be Tenant's sole and exclusive remedy for such delay.


                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     6.1      TENANT'S ENTRY INTO THE PREMISES PRIOR TO SUBSTANTIAL COMPLETION.
              ----------------------------------------------------------------
Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the

Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1,
                                                                   -----------
Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises or injury to any persons caused by Tenant's entry into the Premises prior to Substantial Completion pursuant to this Section 6.1.
                 -----------

     6.2      TENANT'S REPRESENTATIVE. Tenant has designated Mr. Shaun Burnett
              -----------------------
as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     6.3      LANDLORD'S REPRESENTATIVE. Landlord has designated Mr. James
              -------------------------
Edwards as "Project Manager" who shall be responsible for the implementation of all Tenant Improvements to be performed by Landlord in the Premises. With regard to all matters involving such Tenant Improvements, Tenant shall communicate with the Project Manager rather than with the Contractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the Contractor or any subcontractor. It is hereby expressly acknowledged by Tenant that such Contractor is not Landlord's agent and has no authority whatsoever to enter into agreements on Landlord's behalf or otherwise bind Landlord. The Project Manager will furnish Tenant with notices of substantial completion, cost estimates for Above Standard Tenant Improvements, Landlord's approvals or disapprovals of all documents to be prepared by Tenant pursuant to this Tenant Work Letter and changes thereto.

     6.4      INTENTIONALLY OMITTED.
              ---------------------

     6.5      TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise
              ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

     6.6      TENANT'S LEASE DEFAULT. Notwithstanding any provision to the
              ----------------------
contrary contained in this Lease, if an event of default (beyond any applicable notice and cure period(s)) as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be stayed until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

                            SCHEDULE 1 TO EXHIBIT B
                            -----------------------

                                 BASE BUILDING
                                 -------------

                                  (attached)
















                                SCHEDULE 1 TO
                                   EXHIBIT B

                            SCHEDULE 2 TO EXHIBIT B
                            -----------------------

                     TIMING FOR SUBMISSIONS AND APPROVALS

                                  (attached)
















                                 SCHEDULE 2 TO
                                   EXHIBIT B

                            FIRST AMENDMENT TO LEASE
                            ------------------------

                                  (BUILDING B)
                                  ------------


     This FIRST AMENDMENT TO LEASE (BUILDING B) (the "AMENDMENT") is made and entered into as of March 3, 2000 by and between KR-GATEWAY PARTNERS, a Delaware limited partnership ("LANDLORD"), and DIVERSA CORPORATION, a Delaware corporation ("TENANT").


                                R E C I T A L S :
                                ---------------

     A. Landlord and Tenant entered into that certain Lease dated as of February 11, 2000 (the "LEASE"), whereby Landlord leased to Tenant and Tenant leased from Landlord all of that certain two (2) story building to be located on lot 4 of "Sorrento Gateway" (the "PROJECT"), containing approximately 60,060 rentable square feet of space, and commonly referred to in the Project as "BUILDING B" (the "PREMISES") located in San Diego.

     B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Amendment.


                               A G R E E M E N T :
                               -----------------

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

     1. CAPITALIZED TERMS. All capitalized terms when used herein shall have the
        -----------------
same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Amendment.

     2. SUBORDINATION. Article 18 of the Lease is hereby amended such that the
        -------------  ----------
forth (4th) sentence of such Article 18, which sentence commences with "Any such
                             ----------
Nondisturbance Agreement . . . " is deleted and replaced as follows: "Any such Nondisturbance Agreement shall not contain language which allows the ground lessor, mortgage holder or lien holder, the right to terminate this Lease when the Tenant is not in default under the terms of this Lease."

     3. CESSATION OF CONSTRUCTION; TENANT COMPLETION RIGHT. The Tenant Work
        --------------------------------------------------
Letter attached as EXHIBIT B to the Lease is hereby amended, whereby the following Section 5.5 is inserted:
          -----------

          5.5 TENANT COMPLETION. In the event either (i) Landlord discontinues
              -----------------
     the construction of the Building for a period of time which would render it unreasonable for completion of such construction to occur on or before the Outside Date, or (ii) the ground lessor, mortgage holder or lien holder identified in Article 18 of the Lease (A) succeeds to the interests of
                   ----------
     Landlord and (B) elects not to complete the construction of the Building, then Tenant may, upon delivery of notice, within thirty (30) days of such determination, to Landlord and any such ground lessor, mortgage holder or lien holder (the "TENANT COMPLETION NOTICE"), elect, effective upon the date occurring fifteen (15) business days following receipt by Landlord (and/or any such ground lessor, mortgage holder or lien holder) of such Completion Termination Notice, without terminating this Lease, to (a) assume all of Landlord's obligations, right, title and interest in, to and under any or all of the "Construction Documents," as that term is set forth below, by delivering a copy of such Completion Termination Notice to all parties to those "Construction Documents which Tenant elects to assume. The effectiveness of any such Completion Termination Notice delivered by Tenant to Landlord shall be governed by the terms of this Section 5.5. In the
                                                        -----------
     event Tenant exercises its rights under this Section 5.5 the determination
                                                  -----------
     of the Premises being Ready for Occupancy shall remain unchanged and, with regard to this Tenant Work Letter, references to "Landlord" shall mean to Tenant, except with regard to Landlord's disbursement obligations hereunder. The Outside Date shall be postponed due to due to delays caused by Force Majeure (up to sixty (60) days) and Tenant delays pursuant to
     Section 5.2 of this Tenant Work Letter.
     -----------

     4. BROKERS. Landlord and Tenant hereby warrant to each other that they have
        -------
had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Amendment, excepting only the "Brokers," as that term is defined in Section 12 of the Summary and Section 29.24 of the Lease, and that
           ----------                    -------------
they know of no other real estate broker, agent or finder who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker, agent or finder other than the Broker. The terms of this Section 7 shall
                                                         ---------
survive the expiration or earlier termination of this Amendment.


     5. TIME OF ESSENCE. Time is of the essence with respect to the performance
        ---------------
of every provision of this Amendment, including, without limitation, the Tenant Work Letter, in which time of performance is a factor. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

     6. NO FURTHER MODIFICATION. Except as set forth in this Amendment, all of
        -----------------------
the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.



"LANDLORD"                                       "TENANT"

KR-GATEWAY PARTNERS,                             DIVERSA CORPORATION,
a Delaware limited liability company             a Delaware corporation

By:  Kilroy Realty, L.P.,                        By:
     a Delaware limited partnership                 ---------------------------
     Managing Member                                   Its:
                                                           ---------------------
                                                 By:
     By:  Kilroy Realty Corporation,                ----------------------------
          a Maryland corporation                       Its:
          General Partner                                  ---------------------

     By:
        ----------------------------
          Its:
              ----------------------
     By:
        ----------------------------
          Its:
              ----------------------